U.S. Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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POWERSECURE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POWERSECURE INTERNATIONAL, INC.

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 11, 2013

To Our Stockholders:

The 2013 Annual Meeting of Stockholders of POWERSECURE INTERNATIONAL, INC. will be held at the Carolina Inn, 211 Pittsboro Street, Chapel Hill, North Carolina 27516 on Tuesday, June 11, 2013, at 9:00 a.m., local time, for the following purposes:

1.	To elect one Class I director, to hold office for a term of three years;

2.	To approve, on an advisory basis, the compensation of our named executive officers;

3.	To ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The Board of Directors has fixed the close of business on April 15, 2013 as the record date for determining the stockholders who are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

By Order of the Board of Directors,

Sidney Hinton
President and Chief Executive Officer

Wake Forest, North Carolina

April 22, 2013

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, you are urged to submit your proxy or voting instructions as soon as possible so that your shares can be voted at the Annual Meeting. You may vote your shares by telephone or Internet or by completing, signing, dating and returning your proxy card in the enclosed, self-addressed stamped envelope, which requires no postage if mailed in the United States. For further instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the Annual Meeting in the proxy statement and the instructions on the proxy card or voting instruction form.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 11, 2013:

The proxy statement and our 2012 Annual Report to Stockholders are available at www.edocumentview.com/powr.

PROXY STATEMENT

2013 ANNUAL MEETING OF STOCKHOLDERS

POWERSECURE INTERNATIONAL, INC.

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

PROXY STATEMENT

For The

2013 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 11, 2013

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

The Board of Directors of PowerSecure International, Inc. (“PowerSecure,” “we,” “our” or “us”) is providing these proxy materials to you in connection with the Board’s solicitation of proxies for use at our 2013 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place at the Carolina Inn, 211 Pittsboro Street, Chapel Hill, North Carolina 27516 on Tuesday, June 11, 2013, at 9:00 a.m., local time. As a stockholder of record as of the close of business on April 15, 2013, the record date for the Annual Meeting, you are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. We began mailing this proxy statement, the accompanying proxy card and the notice of Annual Meeting on or about April 22, 2013.

What information is contained in this proxy statement?

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our corporate governance, the compensation of our directors and of our executive officers, and certain other required information. Our 2012 Annual Report to Stockholders, notice of the Annual Meeting and a proxy card are also enclosed with this proxy statement.

What proposals will stockholders vote on at the Annual Meeting?

Stockholders will vote on three proposals at the Annual Meeting:

•	the election of one Class I director, to hold office for a term of three years (Proposal 1);

•	the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 2); and

•	the ratification of the Audit Committee’s appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal 3).

We will also consider any other business that properly comes before the Annual Meeting, although as of the date of this proxy statement we are not aware of any other matters to be presented at the Annual Meeting other than as set forth in this proxy statement.

How does the Board of Directors recommend that I vote my shares?

Our Board of Directors recommends that you vote your shares:

•	“FOR” the election as a director of the nominee named in this proxy statement (Proposal 1);

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 2); and

•	“FOR” the ratification of the Audit Committee’s appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal 3).

Who is entitled to vote at the Annual Meeting?

Each holder of record of shares of our common stock as of the close of business on April 15, 2013, which is the record date for the Annual Meeting, is entitled to vote at the Annual Meeting. Each share of our common stock outstanding as of the close of business on the record date is entitled to one vote on each proposal presented at the Annual Meeting. You may vote all shares owned by you as of the record date, including shares that are held directly in your name as the stockholder of record, and shares that are held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. As of the close of business on the record date, 18,922,708 shares of common stock were outstanding and entitled to vote.

What is the difference between holding shares as a “stockholder of record” and as a beneficial owner in “street name”?

These terms describe how your shares are held. Most of our stockholders hold their shares beneficially through a broker, bank, trustee or other nominee rather than directly in their own name. As described below, there are some distinctions between shares held of record and those owned beneficially.

Shares held of record: If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” of those shares, and these proxy materials are being sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use. You may also vote on the Internet or by telephone, as described on the proxy card and as described below under the heading “How can I vote my shares without attending the Annual Meeting?”

Shares owned beneficially: If your shares are held in an account by a broker, bank, trustee or other nominee in its name as a custodian, then you are considered the beneficial owner of those shares, which are held in “street name,” and these proxy materials are being forwarded to you by your broker, bank, trustee or other nominee, which is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote those shares, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record of those shares, you may not vote those shares in person at the Annual Meeting unless you obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Your broker, bank, trustee or other nominee has enclosed or provided voting instructions for you to use in directing your broker, bank, trustee or other nominee how to vote your shares. Many brokers or banks also offer voting on the Internet or by telephone. Please refer to the voting instruction form you received from your broker, bank, trustee or other nominee for instructions on the voting methods they offer.

Can I attend the Annual Meeting?

You are entitled and invited to attend the Annual Meeting only if you are a stockholder of record or a beneficial owner of shares held in street name as of the record date or hold a valid proxy for the Annual Meeting.

Can I vote my shares in person at the Annual Meeting?

If you are a stockholder of record as of the record date, you may vote your shares in person at the Annual Meeting. If you are a beneficial owner of shares held in street name as of the record date, you may vote your shares in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as a stockholder of record or indirectly as a beneficial owner in street name, you may direct how your shares are voted without attending the Annual Meeting.

If you are a stockholder of record, you may vote by submitting a proxy by one of the following methods:

By Internet: Stockholders of record may submit proxies by following the “Vote by Internet” instructions on their proxy cards until 12:00 a.m., Central Time, on June 11, 2013.

By Telephone: Stockholders of record who live in the United States or Canada may submit proxies by following the “Vote by Telephone” instructions on their proxy cards until 12:00 a.m., Central Time, on June 11, 2013.

By Mail: Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted.

If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank, trustee or other nominee. Most stockholders who hold shares beneficially in street name may vote by Internet or by telephone by accessing the Internet website or by calling the number specified on the voting instruction cards provided by their broker, banks, trustees or other nominees, or by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelope. Please refer to the voting instruction card provided by your broker, bank, trustee or other nominee for details. Since a beneficial owner is not the stockholder of record, you will not be entitled to vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee or other nominee that holds your shares giving you the right to vote the shares at the meeting.

Can I change my vote or revoke my proxy after I have voted?

You may change your vote or revoke your proxy at any time prior to the taking of the vote at the Annual Meeting.

If you are a stockholder of record, you may revoke your proxy and change your vote by taking any of the following actions before your shares are voted at the Annual Meeting:

•

granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above under “How can I vote my shares without attending the Annual Meeting,” until the applicable deadline for each method;

•	delivering a written notice of revocation to our Secretary at PowerSecure International, Inc., 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587; or

•	attending the Annual Meeting and voting your shares in person, although your attendance at the Annual Meeting will not in and of itself constitute the revocation of your proxy.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or other nominee granting you the right to vote your shares, by attending the Annual Meeting and voting in person.

How will my shares be voted if I sign and return my proxy card or voting instruction form without specifying how they should be voted?

If you provide specific voting instructions with respect to any proposals, your shares will be voted as you specify on such proposals. If you are a stockholder of record and sign and return your proxy card without specifying how your shares are to be voted on some or all of the proposals, then your shares will be voted on those proposals as recommended by the Board of Directors. See “How does the Board of Directors recommend that I vote my shares?” above. If you are a beneficial owner of shares held in street name and either sign and return your voting instruction form without specifying how your shares are to be voted on some or all of the proposals or you do not sign and return a voting instruction form, then your broker, bank, trustee or other nominee may generally vote your shares in its discretion on “routine” proposals but not on proposals that are not routine. See “How are broker non-votes, votes withheld and abstentions treated” below.

What is the quorum requirement for the Annual Meeting?

The quorum requirement is the minimum number of shares that must be present at the Annual Meeting for us to hold and transact business. For a quorum to exist, the holders of a majority of the shares of common stock outstanding as of the record date must be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes, as discussed below, are counted as present for the purpose of determining the presence of a quorum.

How are broker non-votes, votes withheld and abstentions treated?

Generally, “broker non-votes” occur on a proposal when shares held of record by a broker, bank, trustee or other nominee in street name for a beneficial owner are not voted on that proposal because the broker, bank, trustee or nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote those shares on that proposal. A broker or other nominee is entitled to vote shares held for a beneficial owner on routine matters without instructions from the beneficial owner of those shares. However, a broker is not entitled to vote shares for a beneficial owner on non-routine items absent instructions from the beneficial owner of such shares. Broker non-votes are counted for purposes of determining whether a quorum exists, but are not counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and therefore will have no effect on the outcome of the vote on an individual proposal.

Proposal 1, the election of director, and Proposal 2, the advisory vote on the compensation of our named executive officers, will be treated as non-routine matters. So, if you hold your shares in street name and do not instruct your broker, bank, trustee or other nominee how to vote your shares with respect to either of those proposals, then your broker, bank, trustee or other nominee will not be permitted to vote your shares on those proposals and your shares will be counted as broker non-votes on those proposals. Proposal 3, the ratification of the appointment of our independent auditors, will be treated as a routine matter, so if you hold your shares in street name and do not instruct your broker, bank, trustee or other nominee how to vote your shares with respect to that proposal, then your broker, bank, trustee or other nominee will be permitted to vote your shares on that proposal.

Votes withheld and abstentions are deemed present at the Annual Meeting and are counted for purposes of determining whether a quorum exists and for purposes of determining the number of shares represented and voted with respect to an individual proposal.

If you are a stockholder of record and you sign your proxy card without specifying your voting instructions on any proposal, then your shares will be voted in accordance with the recommendation of our Board of Directors on such proposal. See “How will my shares be voted if I sign and return my proxy card or voting instruction form without specifying how they should be voted?” above.

More information about the effects of broker non-votes, votes withheld and abstentions on the three proposals to be voted on by our stockholders at the Annual Meeting is provided in “What vote is required to approve each Proposal?” below.

What vote is required to approve each Proposal?

On Proposal 1, the election of one director, directors are elected by a plurality of the votes cast at the Annual Meeting, meaning that the nominee who receives the highest number of “FOR” votes will be elected as a director. Votes withheld and broker non-votes will have no effect on the outcome of the election of director.

On Proposal 2, the advisory vote to approve the compensation of our named executive officers, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on Proposal 2 is required to approve the compensation of our named executive officers. However, Proposal 2 is advisory and the results of the voting on the compensation of our named executive officers are not binding on us, our Board of Directors or the Compensation Committee, although our Board of Directors and the Compensation Committee will take the voting results on Proposal 2 into consideration when taking future actions on the compensation of our named executive officers. Abstentions will have the same effect as votes against Proposal 2, while broker non-votes will have no effect on the outcome of the advisory vote on Proposal 2.

On Proposal 3, the ratification of the Audit Committee’s appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on Proposal 3 is required to ratify the appointment of Hein. Abstentions will have the same effect as votes against Proposal 3, while broker non-votes will have no effect on the outcome of the vote on Proposal 3.

Is cumulative voting permitted for the election of directors?

No, you may not cumulate your votes for the election of directors.

What happens if additional matters are presented at the Annual Meeting?

Other than the three proposals described in this proxy statement, as of the date of this proxy statement we are not aware of any other business to be acted upon at the Annual Meeting. If any additional matters are properly presented for a vote at the Annual Meeting, the persons appointed as proxies in the proxy card will have the discretionary authority to vote or act thereon in accordance with their best judgment.

Who will count the votes?

A representative from Computershare Trust Company, N.A., our transfer agent, will count the votes and serve as the inspector of election at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to our management and the Board of Directors.

What should I do if I receive more than one set of proxy materials?

You may receive more than one set of proxy materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered in different names or are held in more than one account. Please vote all your shares by voting each proxy card and voting instruction card that you receive.

How can I access the proxy materials and annual report electronically?

The notice of Annual Meeting, this proxy statement and our 2012 Annual Report to Stockholders are available on the Internet at www.edocumentview.com/powr.

Where can I find the voting results for the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. We will file a Current Report on Form 8-K with the Securities and Exchange Commission within four business days of the Annual Meeting announcing the final voting results.

Who pays the costs of this proxy solicitation?

We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes and proxies. If you choose to access these proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

In addition to the mailing of these proxy materials, we may also solicit proxies in person or by mail, telephone, facsimile, electronic communication or other means of communication by our directors, officers and employees, but we will not provide any additional or special compensation for such soliciting activities. We will request that brokerage houses, banks, nominees, trustees and other custodians forward proxy solicitation materials for shares of common stock held of record by them to the beneficial owners of such shares, and, upon request, we will reimburse those custodians for their reasonable out-of-pocket expenses incurred in forwarding those materials.

In addition, we have engaged Georgeson Inc., a professional proxy solicitation firm, to assist us in the solicitation of proxies for an estimated fee of $12,500, plus customary costs and expenses for those services.

CORPORATE GOVERNANCE

We believe that solid corporate governance principles and practices provide an important framework to ensure that our company is managed on a sound basis for the long-term benefit of our stockholders. Our Board of Directors periodically reviews its corporate governance policies and practices in light of changes and developments in laws and regulations, including the rules and regulations of the Securities and Exchange Commission and the listing standards of The Nasdaq Stock Market, as well as best practices recommended by recognized authorities.

Corporate Governance Guidelines

Our Board of Directors has adopted a set of Corporate Governance Guidelines, which are intended to formalize the corporate governance practices to which we adhere through our Board of Directors and its committees. Our Board reviews our Corporate Governance Guidelines at least annually, and from time to time may revise our Corporate Governance Guidelines to reflect new laws, regulations, requirements and evolving corporate governance practices. Our Corporate Governance Guidelines are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”

Director Independence

Under our Corporate Governance Guidelines and as required by the listing standards of The Nasdaq Stock Market, a majority of the members of our Board of Directors must be “independent directors.” In order to assist it in determining the independence of our directors, our Board has adopted a formal set of categorical standards, which we refer to as the Standards of Director Independence, based upon and consistent with the definitions of independent directors under applicable law, SEC rules and regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the current listing standards of The Nasdaq Stock Market. Under these Standards of Director Independence, a director will only be considered independent if the director is not an executive officer or employee of our company and our Board of Directors affirmatively determines that the director has no relationship which, in the opinion of our Board, would interfere with that director’s exercise of independent judgment in carrying out the responsibilities of a director and has no other material relationship with us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us. In making such determination, the Board of Directors considers all relevant facts and circumstances, including any transactions in which we participate and in which any director has any interest. Our Standards of Director Independence are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”

The Board of Directors has affirmatively determined and concluded that five of its six current members — Anthony D. Pell, Kevin P. Collins, John A. (Andy) Miller, Thomas J. Madden III and W. Kent Geer, who are the non-management members of our Board — are independent within the meaning and definition of that term under our Standards of Director Independence and the listing requirements of The Nasdaq Stock Market. Accordingly, a majority of the members of the Board of Directors is independent, and will continue to be so after the retirement of Mr. Pell at the Annual Meeting. In addition, our Board has determined that each member of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee is independent. In making its independence determinations, our Board considered that Messrs. Collins, Miller, Madden and Geer are not executive officers or employees of our company and have no relationships with us other than as directors and stockholders. Our Board also determined that the relationship of Mr. Pell as our non-executive Chairman of the Board, including the $15,000 that he is paid by us annually for his services as our Chairman, does not interfere with his exercise of independent judgment as a director.

Meetings of the Board of Directors

Our Board of Directors, which currently consists of six directors, meets regularly throughout the year and holds special meetings whenever circumstances require. The Board of Directors held a total of 10 meetings during 2012. During 2012, each director attended more than 97% of the total number of meetings of the Board and of the committees of the Board on which he served.

Committees of the Board of Directors

Our Board of Directors has established a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee. The membership of each committee and its functions, duties and responsibilities are discussed below. Each committee meets regularly and operates under a written charter that has been adopted by our Board, which periodically reviews these committee charters and amends them as it deems appropriate. These committee charters are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.” Each member of each of these Board committees is an independent director.

Audit Committee

Our Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. In 2012, the members of the Audit Committee were W. Kent Geer (who joined the Committee and commenced serving as its on June 19, 2012), Anthony D. Pell (who also served as its Chairman until June 19, 2012), Kevin P. Collins, John A. (Andy) Miller and Thomas J. Madden III. The Board of Directors has determined that each member of the Audit Committee is independent under our Standards of Director Independence, under the current listing standards of The Nasdaq Stock Market applicable to members of an audit committee, and under Rule 10A-3 under the Exchange Act. The Board of Directors has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, and that each of Messrs. Geer and Collins qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d) of Regulation S-K under the Exchange Act. The Audit Committee met eight times during 2012.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight and monitoring responsibilities relating to:

•	the quality and integrity of our financial statements;

•	the quality and integrity of our auditing, accounting and financial reporting processes generally;

•	our system of internal control over financial reporting and disclosure controls and procedures;

•	the audits of our annual financial statements and the appointment, compensation, qualifications, independence and performance of our independent registered public accounting firm; and

•	our compliance with legal and regulatory requirements.

The Audit Committee’s duties and responsibilities include:

•	reviewing and discussing with management and our independent registered public accounting firm our annual audited and quarterly unaudited consolidated financial statements;

•	determining whether to recommend to the Board of Directors that our annual consolidated financial statements be included in our Annual Report on Form 10-K;

•	reviewing with management any earnings announcements or guidance forecasts and other announcements regarding our historical or projected results of operations;

•	selecting, appointing and, when appropriate, terminating our independent registered public accounting firm;

•	reviewing and pre-approving the nature, scope and fee arrangements of the annual audit and non-audit services of our independent registered public accounting firm;

•	reviewing the qualifications, performance and independence of our independent registered public accounting firm;

•	reviewing the scope and the results of the annual audit of our consolidated financial statements by our independent registered public accounting firm;

•

reviewing and discussing with management, our internal accountants and our independent registered public accounting firm our accounting and financial reporting practices and procedures and the design, implementation, adequacy and effectiveness of our system of internal controls;

•	preparing the annual Audit Committee report required by the rules of the SEC to be included in our proxy statement for our annual meetings of stockholders;

•	reviewing any transaction that involves a potential conflict of interest or a related person;

•	adopting and overseeing procedures for the receipt, retention and treatment of employee concerns and complaints regarding accounting, internal controls or auditing matters; and

•	providing other assistance to the Board of Directors, as requested, with respect to our financial, accounting and reporting practices.

The Audit Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter, as amended and restated by the Board of Directors on April 9, 2013, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.” The Audit Committee Report is on page 57 of this proxy statement.

Compensation Committee

Our Board of Directors has established a Compensation Committee. During 2012, the members of the Compensation Committee were John A. (Andy) Miller (Chairman), Anthony D. Pell, Kevin P. Collins, Thomas J. Madden III and W. Kent Geer (commencing June 19, 2012). The Board of Directors has determined that each member of the Compensation Committee is independent under our Standards of Director Independence and under the current listing standards of The Nasdaq Stock Market. In addition, each member of the Compensation Committee meets the definition of a “non-employee director” under Section 16b-3 of the Exchange Act, and of an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee met 12 times during 2012.

The primary purposes of the Compensation Committee are to review and approve the compensation of our executive officers and to oversee our compensation plans and policies generally. The Compensation Committee’s duties and responsibilities include:

•	establishing, reviewing and approving our general compensation philosophy and strategy;

•

establishing corporate performance goals and objectives for our executive officers, including our Chief Executive Officer, and evaluating their performance in light of those corporate goals and objectives;

•	reviewing and approving the compensation of our executive officers, including our Chief Executive Officer;

•	approving employment agreements, severance agreements and other compensation agreements and arrangements for our executive officers;

•	reviewing and approving the compensation of directors;

•	assisting the Board of Directors in administering and recommending changes to our stock and incentive compensation plans and programs;

•	evaluating and assessing any risks and excessive risk-taking activities encouraged by our compensation programs and policies;

•	assisting the Board of Directors in management succession planning;

•	reviewing the results of the advisory vote by stockholders on the compensation of our named executive officers;

•

reviewing and discussing with management the annual Compensation Discussion and Analysis disclosure regarding named executive officer compensation and, based on its review and discussion, recommending whether we include it in our proxy statement for our annual meeting of stockholders; and

•	preparing the annual Compensation Committee report required by the rules of the SEC to be included in our proxy statement for our annual meeting of stockholders.

The Compensation Committee does not generally delegate any of its authority to other persons, although it has the power to delegate authority to subcommittees and officers. However, the Compensation Committee has commenced periodically authorizing, typically on an annual basis, the Chief Executive Officer to grant a limited number of equity awards to non-executive employees under conditions prescribed by the Compensation Committee. The Compensation Committee has authority under its charter to retain, approve fees for and terminate independent experts, consultants and advisors as it deems necessary to assist in the fulfillment of its responsibilities.

Since 2007, the Compensation Committee has engaged the services of an independent compensation consultant, Frederic W. Cook & Co. (“Cook”), to assist it in reviewing and designing the compensation program and policies for our named executive officers and for our non-employee directors. The Compensation Committee typically invites Cook to attend meetings where compensation actions are to be discussed and Cook’s advice and analysis is expected to be sought. Cook provides the Compensation Committee with advice and reviews management recommendations on executive compensation as appropriate and as requested by the Compensation Committee. Cook from time to time communicates with the Compensation Committee’s Chairman outside of Compensation Committee meetings.

The Compensation Committee has assessed the independence of Cook pursuant to SEC rules and concluded that Cook is independent from management and has no conflict of interest that would prevent Cook from independently representing the Compensation Committee. In making this assessment, the Compensation Committee took into consideration the following factors: (i) that Cook reports directly to the Compensation Committee and not to management, (ii) that the Compensation Committee has the sole power to select, compensate and terminate Cook (and any other compensation consultant); (iii) that Cook does not provide any other services to us or management; (iv) the aggregate fees paid by us to Cook, as a percentage of the total revenue of Cook; (v) Cook’s policies and procedures designed to prevent conflicts of interest; (vi) that Cook has no business or personal relationships with any member of the Compensation Committee or management; and (vii) whether Cook owns any of our shares.

While the Compensation Committee gives significant weight to the recommendations of our Chief Executive Officer and of Cook, the Compensation Committee is responsible for making the final decisions on executive compensation matters and exercises its discretion and authority in approving, modifying or rejecting these recommendations. Additional information regarding the Compensation Committee’s processes and procedures for considering and determining executive officer compensation are contained in the Compensation Discussion and Analysis included below under “Executive Compensation.”

The Compensation Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A copy of the Compensation Committee Charter, as amended and restated by the Board of Directors on April 9, 2013, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.” The Compensation Committee Report is on page 41 of this proxy statement.

Nominating and Corporate Governance Committee

The Board of Directors has established a Nominating and Corporate Governance Committee. During 2012, the members of the Nominating and Corporate Governance Committee were Kevin P. Collins (Chairman), Anthony D. Pell, John A. (Andy) Miller, Thomas J. Madden III and W. Kent Geer (commencing June 19, 2012). The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under our Standards of Director Independence and under the current listing standards of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee met four times during 2012.

The primary purposes of the Nominating and Corporate Governance Committee are to:

•	identify individuals qualified to become members of the Board of Directors, consistent with the criteria approved by the Board;

•	recommend to the Board individuals qualified to serve on the Board of Directors and its committees;

•	advise the Board of Directors with respect to its size, composition, procedures, governance and committees;

•	develop, recommend to the Board of Directors, and annually review and assess, our Corporate Governance Guidelines and other corporate governance principles and policies; and

•	oversee the annual evaluation of the Board and its committees.

Other specific duties and responsibilities of the Nominating and Corporate Governance Committee include:

•	developing and applying qualification criteria for Board membership;

•	identifying, recommending to the Board, and reviewing director nominees;

•	establishing, and overseeing, a policy for considering nominees for director and evaluating and recommending candidates for election to the Board, including nominees recommended by stockholders;

•	reviewing, and recommending to our Board of Directors, independence determinations with respect to the directors;

•	reviewing the size and composition of the Board;

•	monitoring, and recommending to the Board, Board committee functions;

•	recommending Board committee assignments;

•	overseeing our Board’s performance and self-evaluation process;

•	annually assessing our Corporate Governance Guidelines, and recommending changes thereto;

•	overseeing risks and exposures associated with director nominations and qualifications, corporate governance and overall Board effectiveness; and

•	reviewing governance-related stockholder proposals and recommending Board responses.

The Nominating and Corporate Governance Committee unanimously recommended the nominee standing for election at the Annual Meeting, which recommendation was unanimously approved by the Board of Directors.

The Nominating and Corporate Governance Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A copy of the Nominating and Corporate Governance Committee Charter, as amended and restated by the Board of Directors on April 9, 2013, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”

Risk Committee

The Board of Directors has established a Risk Committee. In 2012, the members of the Risk Committee were Thomas J. Madden III (Chairman), Anthony D. Pell, Kevin P. Collins, John A. (Andy) Miller and W. Kent Geer (commencing June 19, 2012). The Board of Directors has determined that each member of the Risk Committee is independent under our Standards of Director Independence and under the current listing standards of The Nasdaq Stock Market. During 2012, the Risk Committee met one time formally during 2012 while also informally overseeing risk discussions at the meetings of the Board of Directors and its other committees.

The principal duties of the Risk Committee are:

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assessing, and providing oversight to management regarding the identification and evaluation of, major financial, business, strategic, operational, contractual, regulatory, information and external risks inherent in our business and operations and the control processes with respect to such risks;

•	overseeing our risk management, compliance and control activities;

•	overseeing the integrity of our systems of operational controls regarding legal and regulatory compliance; and

•	overseeing our compliance with legal and regulatory requirements, including, without limitation, with respect to the conduct of our business.

The Risk Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A copy of the Risk Committee Charter, as adopted by the Board of Directors on March 4, 2010, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”

Board Leadership Structure

Our Corporate Governance Guidelines provide, as our Board of Directors has determined, that at the present time it is in the best interests of our company and our stockholders to separate the roles and offices of the Chairman of the Board from the Chief Executive Officer in recognition of the differences between their roles, with an independent, non-executive director serving as the Chairman of the Board with principal responsibility for leading the Board, thereby allowing our Chief Executive Officer to focus on the day-to-day running of our company. The Board determined that this structure is optimal for us under our current circumstances because it allows Sidney Hinton, our Chief Executive Officer and the only member of the Board who is not an independent director, to devote his full attention and energy to setting and executing the strategic plan for our company and to providing day-to-day management and leadership of our company and our business and affairs, while allowing our independent Chairman to lead and direct Board meetings and to facilitate other Board activities and the flow of information between management and directors. Mr. Pell, who has served as our non-executive Chairman of the Board since October 2008, is retiring at the Annual Meeting. W. Kent Geer will then serve as our non-executive Chairman of the Board, and Thomas J. Madden III will serve as our Vice Chairman.

We believe that this leadership structure enhances the accountability of the Chief Executive Officer to the Board, strengthens the Board’s independence from management and provides the appropriate leadership to help ensure effective risk oversight by the Board. In addition, since our Chairman of the Board is an independent director, the Board does not believe it needs a separate “lead independent director,” as our independent Chairman performs that function.

However, the Board of Directors recognizes, and our Corporate Governance Guidelines acknowledge, that circumstances may change over time. Accordingly, the Board of Directors has not adopted a formal policy requiring us to separate the roles of Chairman of the Board and Chief Executive Officer but rather believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and the Chief Executive Officer from time to time in a manner that is in the best interests of our company and our stockholders based upon then prevailing circumstances.

Executive Sessions

Executive sessions of independent directors, without any management directors or other members of management being present, are held at least twice a year, and more often if as the independent directors deem necessary or appropriate. The sessions are scheduled and chaired by our non-executive Chairman of the Board. Any independent director can request that additional executive sessions be scheduled.

Director Attendance at Annual Meetings of Stockholders

The Board of Directors expects all directors to attend each Annual Meeting of Stockholders, except where the failure to attend is due to unavoidable or unforeseeable circumstances. All members of the Board of Directors attended the 2012 Annual Meeting of Stockholders.

Nominations of Directors

Identifying and Evaluating Nominees for Director

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size and composition of the Board of Directors, the needs of the Board and the respective committees of the Board, and the qualifications of candidates in light of those needs.

In selecting candidates for nomination at an annual meeting of stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at that meeting desire and are qualified to continue their service on the Board of Directors. The Nominating and Corporate Governance Committee believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body. Accordingly, it is the policy of the Nominating and Corporate Governance Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the criteria for membership on the Board, and who the Nominating and Corporate Governance Committee believes will continue to make important contributions to the Board.

If there are Board positions for which the Nominating and Corporate Governance Committee will not be re-nominating a qualified incumbent, the Nominating and Corporate Governance Committee will consider recommendations for director nominees from a wide variety of sources, including Board members, management, business contacts, professional search firms, stockholders and other appropriate sources. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the criteria for membership set forth below under “—Qualifications of Nominees for Director.” Candidates recommended by the Nominating and Corporate Governance Committee are subject to approval by the Board of Directors.

The terms of Anthony D. Pell, our Chairman of the Board, and Sidney Hinton, our Chief Executive Officer, expire at the Annual Meeting, but only Mr. Hinton is seeking re-election. As a result, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has authorized a decrease in the size of the Board from its current six members to five members effective as of the Annual Meeting. Accordingly, one person will be elected as a director at the Annual Meeting. Mr. Hinton, who has served as a director since 2007, was unanimously recommended for re-election by the Nominating and Corporate Governance Committee and was unanimously nominated by the full Board of Directors, based upon his qualifications, expertise, skills and upon his prior experience on our Board.

Qualifications of Nominees for Director

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board of Directors the requisite qualifications and skills of new director candidates in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. While the Nominating and Corporate Governance Committee has not established specific requirements or policies regarding age, education, years of experience, diversity or specific types of skills for potential candidates, it has established certain criteria and qualifications that candidates for membership on the Board of Directors should possess. However, the Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Except in limited and exceptional circumstances, each candidate to serve on the Board of Directors should have the following qualifications:

•	A reputation for high personal and professional integrity, strong moral character and adherence to our high ethical standards and values.

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The absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the candidate serving as a director, and no other interests that would materially impair the candidate’s ability to (i) exercise independent judgment, or (ii) otherwise discharge the fiduciary duties owed as a director to us and our stockholders.

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Holds or has held a recognized position of leadership in the candidate’s community or the candidate’s field of endeavor, and has demonstrated high levels of achievement in the candidate’s community or field.

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Business acumen and experience, inquisitiveness, strong analytical skills and the ability to exercise sound business judgment and common sense in matters that relate to our current and long-term objectives.

•	A general level of expertise and experience in our business areas.

•	The ability to read and understand basic financial statements and other financial information pertaining to us.

•	A commitment to understanding our company and our business, industry and strategic objectives.

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The availability and a commitment to devote adequate time to the Board and its committees and the ability to generally fulfill all responsibilities as a member of our Board of Directors, including to regularly attend and participate in meetings of the Board, Board committees and stockholders, in light of the number of other company boards on which the candidate serves and the candidate’s other personal and professional commitments.

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The willingness and ability to represent fairly and to act in the interests of all of our stockholders rather than the interests of any particular stockholder, special interest group or other constituency.

•	For prospective non-employee directors, independence under SEC and applicable stock exchange rules and regulations.

•	The willingness to accept the nomination to serve as a member of our Board of Directors.

The Nominating and Corporate Governance Committee will also consider the following additional factors in connection with its evaluation of each prospective nominee:

•	Whether the prospective nominee will foster a diversity of skills, experiences and backgrounds on the Board.

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Whether the prospective nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable SEC and stock exchange rules.

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For incumbent directors standing for re-election, the incumbent director’s performance during his term, including the number of meetings attended, the level of participation, and overall contribution to the Board.

•	The composition of the Board and whether the prospective nominee will add to or complement the Board’s existing strengths.

From time to time the Nominating and Corporate Governance Committee may identify certain other skills or attributes as being particularly desirable to help meet specific Board needs that have arisen. While neither our Board nor the Nominating and Corporate Governance Committee has adopted a specific or formal policy on diversity with respect to directors, they share a commitment to an inclusive culture, endorse equal opportunity principles and practices and seek nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. We believe that the backgrounds and qualifications of the members of the Board, considered as a group, should provide a broad mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Nominating and Corporate Governance Committee is committed to nondiscrimination on the basis of gender, race, religion, national origin, sexual orientation, disability or any other basis proscribed by law in selecting nominees.

Recommendations and Nominations by Stockholders

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted written nominations from stockholders for nominees for director. In general, persons properly recommended by stockholders as nominees for director are evaluated on the same basis as candidates recommended by other sources. Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and us, personal references, a statement of recommendation of the candidate from the stockholder, a description of the shares beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request.

In addition, our by-laws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. Any such nominations made by stockholders must be submitted in compliance with the requirements for stockholder nominations set forth in our by-laws, which requirements are summarized at the end of this proxy statement under “Stockholder Proposals.” Nominations by stockholders for director candidates must fully comply with the requirements for stockholder nominations in our by-laws, including our timely receipt of proper notice from the proposing stockholder, and must be addressed to:

PowerSecure International, Inc.

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

Attention: Investor Relations

A copy of the relevant provisions of our by-laws regarding the requirements for nominating director candidates may be obtained by a stockholder, without charge, upon written request to our secretary at the address above.

Role of the Board in Risk Oversight

Risk is inherent in every business. We face a number of risks, including operational, financial, legal, regulatory, safety, strategic and reputational risks. While management is responsible for the day-to-day management of the risks we face, the role of our Board of Directors is to engage in the oversight of risk management. In fulfilling its risk oversight responsibility, our Board utilizes the assistance of Board committees in certain areas of risk, including but not limited to the Risk Committee. The Board’s role in the risk oversight process includes receiving regular reports from members of senior management and from Board committees on areas of material risk to us, which enables the Board of Directors to understand our risk identification, assessment and management and our risk mitigation strategies.

Each Board committee considers risk within its areas of responsibilities and keeps the Board regularly informed through committee reports about such risks. The Risk Committee is primarily charged with and responsible for overseeing generally this risk oversight process on behalf of the Board, periodically discussing our policies with respect to risk identification, assessment and management as well as risk mitigation strategies, and regularly reporting to the full Board on its risk oversight process. The Audit Committee assists the Board with respect to risk management primarily in the areas of accounting, financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the Board primarily with respect to the management of risks related to our compensation programs, policies and practices. The Nominating and Corporate Governance Committee assists the Board primarily with respect to the management of risks associated with Board organization, membership and structure and with corporate governance. This allocation of risk oversight responsibilities enables the Board of Directors and its committees to coordinate the risk oversight role. The Risk Committee and the full Board consider our risk profile and focus on the most significant risk factors facing us with the goal of ensuring that all material risks are identified and appropriate risk mitigation measures are implemented.

We believe that the Board’s leadership structure, as discussed above, is consistent with the roles of the Board and the Board committees in risk oversight. The Board has found that its current structure, with the separation of the roles of the Chairman of the Board and the Chief Executive Officer, supports the Board’s risk oversight activities, because the Chief Executive Officer and other members of senior management have responsibility for the management of risk and our Board, led by our Chairman, provides oversight of that risk management, and because various aspects of risk oversight are allocated among the committees of the Board within their areas of responsibility.

Codes of Ethics

We have adopted two codes of ethics, each designed to encourage our directors, officers and employees to act with the highest level of integrity. These codes are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”

We have adopted the PowerSecure International, Inc. Code of Ethics for Principal Executive Officer and Senior Financial Officers, which is a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and other senior finance organization employees. The purpose of this Code of Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner.

We have also adopted the PowerSecure International, Inc. Code of Business Conduct and Ethics, which is a code of conduct that applies to all of our directors, officers and employees. Under the Code of Business Conduct and Ethics, each officer, director and employee is required to maintain a commitment to high standards of business conduct and ethics. The Code of Business Conduct and Ethics covers many areas of professional conduct, including conflicts of interest, protection of confidential information, and strict adherence to laws and regulations applicable to the conduct of our business. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics.

If we make any amendment to, or grant any waiver from a provision of, either code of conduct with respect to any director, executive officer or senior financial officer, we will disclose the nature of such amendment or waiver on our website, in a Current Report on Form 8-K or both. We also have adopted procedures to receive, retain and treat complaints regarding accounting practices, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees, customers, suppliers, stockholders and other interested persons of concerns regarding those matters.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors. No member of the Compensation Committee is or has ever been an officer or employee of us or of any of our subsidiaries, and no member has any relationship required to be disclosed pursuant to Item 404 of Regulation S-K. None of our executive officers serves as a member of the board of directors or of the compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or of our Compensation Committee.

Access to Management and Outside Advisors

Our directors have full and unrestricted access to our management and employees. Additionally, from time to time key members of management attend meetings of the Board of Directors to present information about the results, plans and operations of the business within their areas of responsibility. Our Board of Directors and its committees have the right to retain outside advisors and consultants of their choosing at our expense, without the consent or approval of management.

Board and Committee Effectiveness

We believe it is important that the Board of Directors and all of its committees are performing effectively and in the best interests of our company and our stockholders. Our Board of Directors, led by the Chairman of the Board, and each Board committee, led by its chairman, performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations.

Stock Ownership Guidelines

Our Board of Directors has adopted stock ownership guidelines for our directors, officers and certain key employees. These stock ownership guidelines are discussed below in this proxy statement under “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines.” We believe these guidelines are consistent with our culture, which encourages a spirit and responsibility of ownership, including through the ownership of an equity interest in our company, and help align the interests of our directors, officers and key employees with our stockholders.

Communications with the Board of Directors

While the Board believes that management speaks for our company, any stockholder who wishes to communicate directly with the Board of Directors, any committee of the Board or any individual director may do so by directing a written request addressed to such director or directors as follows:

PowerSecure International, Inc.

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

Attention: Chief Financial Officer

Communications directed to members of the Board will be forwarded to the intended Board members, unless such communications are deemed advertisements or promotional, clearly unrelated to our business or to Board or committee matters, or unduly hostile, threatening, illegal or otherwise unnecessary or inappropriate to forward.

Availability of Corporate Governance Documents

Our Corporate Governance Guidelines, Board committee charters and codes of ethics are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.” In addition, we will provide a copy of any of these corporate governance documents without charge upon written request addressed to us at our principal executive offices as set forth above under “-Communications with the Board of Directors.”

PROPOSAL 1

ELECTION OF DIRECTOR

The Board of Directors currently consists of six members. Under our Second Restated Certificate of Incorporation, the Board is divided into three classes, designated as Class I, Class II and Class III, and members of each class serve staggered three year terms. The number of directors in each class is fixed to be as equal as possible, depending on the total number of members of the Board. Each director serves in office until the expiration of his term and until his successor is duly elected and qualified.

The terms of the two Class I directors, Anthony D. Pell and Sidney Hinton, expire at the Annual Meeting. However, Mr. Pell will not be standing for re-election. The Board expresses its sincere appreciation to Mr. Pell for his leadership, service and commitment to us and our stockholders during his 18 years on the Board, as well as during his five years of service as the Chairman of the Board. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, determined that, at the present time, it would not fill the vacancy created by the retirement of Mr. Pell, but rather will reduce the size of the Board to five members at the Annual Meeting. As a result, one Class I director will be elected at the Annual Meeting. Accordingly, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has unanimously nominated Sidney Hinton to be re-elected as a director at the Annual Meeting, to serve as a Class I director for a term of three years.

All other current members of our Board of Directors will continue in office until the expiration of their respective terms, as indicated below, and until their respective successors are duly elected and qualified.

Mr. Hinton has agreed to continue to serve as a director if re-elected by the stockholders at the Annual Meeting. The Board of Directors has no reason to believe that the nominee will be unable to serve. However, if the nominee should become unexpectedly unable to serve as a director, then the persons appointed as proxies in the accompanying proxy card intend to vote for such other nominee as the Board of Directors may designate, upon the recommendation of the Nominating and Corporate Governance Committee, unless the size of the Board is reduced by the Board of Directors.

Set forth below is information as of the date of this proxy statement about the nominee and the continuing directors. In addition to the information presented below regarding the specific experience, qualifications, attributes and skills of the nominee and of each continuing director that led our Nominating and Corporate Governance Committee and our Board of Directors to conclude that such person should serve as a director, we also believe that the nominee and each continuing director has demonstrated a high level of leadership experience, business acumen, integrity and honesty, and an ability to exercise sound judgment and deal with complex problems, as well as a commitment of service to our company and our Board. Our Board of Directors and the Nominating and Corporate Governance Committee believe that these skills and qualifications, combined with the diverse backgrounds, experience, expertise and perspectives of our directors, contribute to robust and productive discussions in the boardroom and the ability of the Board to work in a positive and collegial fashion that benefits our company and our stockholders by creating a strong and effective Board of Directors. The Nominating and Corporate Governance Committee regularly reviews the composition of the Board in light of our evolving business requirements and its assessment of the Board’s performance to ensure that the Board has the appropriate mix of skills and experiences needed for the broad set of challenges that it confronts and the responsibilities it has. Based on all of these qualifications, the Board of Directors believes that the nominee and each of the continuing directors has the appropriate set of skills and qualifications to serve as members of the Board and to benefit our company and our stockholders as Board members.

Nominee

Class I—Term Expires in 2016

Sidney Hinton, 50, has served as our President and Chief Executive Officer since April 2007 and as a member of our Board of Directors since June 2007. Mr. Hinton has also served as the President and Chief Executive Officer of PowerSecure, Inc., our core subsidiary, since its inception in 2000. In 2000, he was an Executive-in-Residence with Carousel Capital, a private equity firm. In 1999, Mr. Hinton was the Vice President of Market Planning and Research for Carolina Power & Light (now known as Progress Energy and which was subsequently merged with Duke Energy). From August 1997 until December 1998, he was the President and Chief Executive Officer of IllumElex Lighting Company, a national lighting company. From 1982 until 1997, Mr. Hinton was employed in several positions with Southern Company and Georgia Power Company.

As the founder and driving force behind the formation, development and growth of our core PowerSecure business and as the leader of all of our business units, our Board of Directors believes Mr. Hinton is uniquely and well qualified to serve on our Board as its only management member. He brings to our Board an extensive and valuable understanding of our business and of the markets and customers we serve and the products and services we provide as well as strong leadership of our company. In addition, Mr. Hinton brings to the Board 30 years of experience in the energy industry, serving as a leader and manager and with extensive relationships and contacts in the energy business especially within the utility segment. Our Board greatly benefits from the valuable experience, expertise, leadership and guidance that Mr. Hinton provides to the Board and to our company.

Continuing Directors

Class II—Term Expires in 2014

Kevin P. Collins, 62, has served on our Board of Directors since March 2000. Mr. Collins also serves as the Chairman of the Nominating and Corporate Governance Committee and as a member of the other Board committees. He has been a Managing Member of The Old Hill Company LLC, which provides corporate financial and advisory services, since 1997. From 1992 to 1997, he served as a principal of JHP Enterprises, Ltd., and from 1985 to 1992 he served as Senior Vice President of DG Investment Bank, Ltd., both of which were engaged in providing corporate finance and advisory services. Mr. Collins has served as a director of the following public companies: Key Energy Services, Inc., an oilfield service provider, since 1996; Applied Natural Gas Fuels, Inc., a liquefied natural gas provider, from November 2008 until September 2012; and The Penn Traffic Company, a food retailer, from 1999 to 2010. He has also served as a director of The Antioch Company LLC, a privately held direct sales company, since 2009. Mr. Collins is a CFA Charterholder.

Mr. Collins brings to our Board over 30 years of experience as a financial and lending advisor with experience over that time serving as a member of many public and private company boards and board committees in a diversity of industries as well as serving as an advisor and consultant to many growing businesses. He holds extensive expertise in the fields of corporate governance, executive compensation and audit committee matters, and he has a broad range of experience in corporate strategy development and organizational acumen. Our Board of Directors believes Mr. Collins’ skills, experiences and expertise, especially his diverse experience on other public company boards and his expertise on corporate governance, compensation and audit matters, as well as his 13 years of service on our Board, qualify him to serve on and to enhance the strengths of our Board.

John A. (Andy) Miller, 70, has served on our Board of Directors since September 2007. Mr. Miller also serves as the Chairman of the Compensation Committee and as a member of the other Board committees. He is the founder, Chairman and Chief Executive Officer of Miller Consulting Group, Boston, Massachusetts, a corporate and market positioning firm specializing in the information technology, energy technology and financial services sectors. In 1977, he founded Miller Communications, one of the first firms to specialize in public relations for the IT industry. Prior to founding Miller Communications, Mr. Miller served in various capacities at Little, Brown & Co. and the Associated Press, and as Associate Editor of The Harvard Business Review. He currently serves on the Advisory Boards of Internet Capital Group, Azima and Cymtec Inc. He has also served as Adjunct Member of the Governor’s Committee on Telecom Policy for the State of Massachusetts, known as Mass Telecom, an early member of the Massachusetts Software Council, and Trustee of the Computer Museum.

Mr. Miller brings to our Board more than 35 years of experience in the marketing and public relations industry with a focus on technology companies and with extensive sales and marketing expertise, as well as valuable experience and expertise in strategic planning and strong management and leadership skills. Our Board of Directors believes Mr. Miller’s skills, experiences and expertise, especially his understanding of technology and growth companies and strategic planning, as well as his five years of service on our Board, qualify him to serve on and provide valuable contributions to our Board.

Class III—Term Expires in 2015

Thomas J. Madden III, 65, has served on our Board of Directors since December 2008. Mr. Madden also serves as the Chairman of the Risk Committee and as a member of the other Board committees. In addition, Mr. Madden will commence serving as our Vice Chairman commencing at the Annual Meeting. In 1991, he joined ScottMadden, Inc., a consulting firm dedicated to the utility and telecommunications industry, where he served as its Chief Executive Officer until 1998 and as its Chairman from 2000 until 2003, and where he has served on its Board of Directors since 1991 and was Of Counsel from 2003 until 2012. Mr. Madden also served as a director of A.P. Services, Inc., an international supplier of mechanical packing, gaskets and seals, from December 2010 until July 2012. He currently serves as a member of the Board of Advisors to the College of Global Studies of Arcadia University. From 1978 until 1991, Mr. Madden was a consultant with Theodore Barry & Associates, a consulting firm dedicated to serving the utility and energy industry, holding various executive positions including Chief Executive Officer. From 1974 until 1978, he was employed by Jersey Central Power & Light, a gas and electric utility, where he became head of the nuclear licensing group. From 1970 until 1974, he was a member of the technical staff of Bell Telephone Laboratories, modeling nuclear weapons effects for the development of the American anti-ballistic missile defense system.

Mr. Madden brings to our Board over 30 years of experience as a leader with strong business experience, a manager and an advisor of management consulting firms in the electric, gas and telecommunications industries along with extensive knowledge and understanding of our industry and sophisticated expertise in the energy field. Our Board of Directors believes Mr. Madden’s skills, experience and expertise as a business leader and as an expert in the field of energy, as well as his four years of service on our Board, provide him with strong qualifications to serve on our Board.

W. Kent Geer, 58, has served on our Board of Directors since June 2012. Mr. Geer will commence serving as our Chairman of the Board at the Annual Meeting. Mr. Geer also serves as the Chairman of the Audit Committee and as a member of the other Board committees. Mr. Geer served in the audit practice of Ernst & Young LLP from 1977 until 2011, including as a partner since 1989. During his 34 year career at Ernst & Young, he served as lead audit partner for a large number of public and private companies in different industries including telecommunications, software, biotechnology, semi-conductors, distribution and various other product and service companies. He served as audit practice leader for the Ernst & Young Entrepreneurial Services Group in Raleigh, North Carolina, the market team leader for the technology industry practice of the Carolinas area, and the partner in charge for the Carolinas’ Ernst & Young Entrepreneur of the Year program.

Mr. Geer brings to our Board nearly 35 years of expertise and experience as an advisor to many public and private company boards, board committees and management teams in a diversity of industries as well as serving as an advisor to businesses on large transactions including a variety of financing and capital raising transactions as well as merger and acquisition transactions. He holds extensive expertise in the fields of accounting, auditing and financial matters, and he has a broad range of experience in corporate development and organizational acumen. Our Board of Directors believes Mr. Geer’s skills, experiences and expertise, especially his diverse experience working with other public company boards and management teams and his expertise in accounting and audit matters, as well as his prior service on our Board, make him well qualified to serve on our Board.

Vote Required

The nominee receiving the highest number of affirmative “FOR” votes cast by the holders of the shares of our common stock present, in person or by proxy, and entitled to vote at the Annual Meeting will be elected as a director.

Recommendation

Our Board of Directors unanimously recommends that stockholders vote “FOR” the election of Sidney Hinton as a director. Proxy cards properly signed and returned to us at or prior to the Annual Meeting will be so voted, unless contrary instructions are specified.

PROPOSAL 2

APPROVAL, ON AN ADVISORY BASIS, OF THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Proposal

In accordance with the requirements of Section 14A of the Exchange Act, our stockholders are entitled to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement. This advisory vote, commonly referred to as a “say-on-pay” proposal, provides our stockholders with the opportunity to express their views on the design and effectiveness of the compensation of our named executive officers. This proposal is intended to provide an overall assessment of the compensation of our named executive officers and our compensation philosophy, policies and practices generally, rather than to address any specific item of compensation. In accordance with the advisory preference expressed by our stockholders, our Board of Directors adopted a policy to submit this say-on-pay proposal to our stockholders on an annual basis.

As described in greater detail in this proxy statement under the heading “Executive Compensation—Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders through our executive compensation program. At the core of our executive compensation program is our “pay-for-performance” philosophy that links executive compensation levels and opportunities to the achievement of our overall strategy and business goals. Under our executive compensation program, our named executive officers are rewarded for the achievement of both specific corporate financial goals and individual performance goals that we believe drive the creation of stockholder value. Since we commenced presenting this say-on-pay proposal at our 2011 annual meeting of stockholders, our stockholders have approved the compensation of our named executive officers each year including last year at our 2012 annual meeting of stockholders.

Our executive compensation program is administered by our Compensation Committee, with the assistance of its independent compensation consultant, to provide incentives for, reward, retain and, in the case of new hires, attract highly driven and successful executive officers who are critical for us to achieve our short-term and long-term strategic, operational and financial goals and to enhance stockholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The Compensation Committee regularly reviews the compensation program for our named executive officers to ensure that it achieves the desired goals of incentivizing performance and aligning our executives’ interests with our stockholders’ interests. We believe that our executive compensation program is strongly aligned with the interests of our stockholders, exhibits sound corporate governance principles and supports our pay-for-performance philosophy on a risk-appropriate and balanced basis, as demonstrated by the following:

•

Our executive compensation program is comprised of a variety of elements, including base salary, annual cash bonuses and equity awards, intended to both reward and incentivize performance and increase stockholder value within a balanced and well-adjusted risk-based framework.

•

A significant portion of our total executive compensation is provided in the form of performance-based, “at-risk” compensation, with appropriate upside potential for strong performance, as well as downside exposure for underperformance.

•

Our annual cash bonuses and incentive payouts for our named executive officers are performance-based and tied to the achievement of key corporate financial or individual goals, which we believe enhance stockholder value.

•

Our long-term equity incentive plan permits us to use a mix of stock options, restricted stock and performance shares and to establish vesting terms that are designed to motivate retention and performance as well as to align the interests of our employees with the interests of our stockholders.

•

Our executive compensation decisions take into account the dynamic financial and business markets in which we operate, and take into account our corporate goals such as by freezing the base salaries of our named executive officers in 2013 at 2012 levels to support our cost control efforts and our desire to place greater emphasis on performance-based compensation.

•

We have adopted an executive compensation recoupment or clawback policy that allows us to recover incentive compensation awarded to our named executive officers if it was based on financial results that were subsequently determined to be inaccurate.

•

We have adopted stock ownership guidelines requiring our named executive officers, as well as our directors and other key management employees, to obtain, and thereafter to maintain, minimum and meaningful levels of stock ownership, and after a phase-in period to hold all company equity awards on a net basis until such minimum levels of ownership are reached.

•

We have adopted an insider trading policy that, among other things, prohibits our named executive officers and our directors from engaging in hedging transactions and also prohibits, except in limited situations with approval by our Board, pledging the shares of our company that they own as collateral for loans or holding them in margin accounts.

•	We do not provide for any tax gross-ups as to any compensation payable to our named executive officers.

•	All members of our Compensation Committee are independent.

•

The Compensation Committee has engaged an independent compensation consultant that has no direct relationship with management, receives no other fees from us and otherwise has no other relationship creating a conflict of interest.

•

We have implemented a number of risk-mitigating measures so that our executive compensation program is structured to motivate and reward our named executive officers for taking appropriate business risks while at the same time avoiding pay practices that incentivize excessive risk-taking, as confirmed by our annual compensation risk assessment conducted by the Compensation Committee’s independent compensation consultant.

•

In addition to holding annual say-on-pay votes, which allow our stockholders to express their support for executive compensation on an annual basis, we continually reach out to our stockholders so they can express their views on executive compensation informally.

•

We have a long-standing commitment to strong corporate governance and independence, as all members of our Board of Directors are independent except our Chief Executive Officer and we have separated the offices of Chairman of the Board and Chief Executive Officer.

We believe that our executive compensation program incentivizes outstanding performance and achievements, while appropriately balancing risk and reward. In addition, we believe that our executive compensation actions for 2012 aligned with our pay-for-performance philosophy and also aligned the interests of our named executive officers with the mid- and long-term interests of our stockholders. Our executive officers have continued to successfully manage our company through the challenging business climate, growing our business consistently, and simultaneously creating a solid platform for our future business success and financial performance. In 2012, our executive officers led the achievement of our strong financial results, as discussed below, which was recognized in our positive stock price performance. We believe that our executive compensation program has been instrumental in motivating our executives to achieve this performance while effectively balancing near and long-term risks and rewards.

In fiscal 2012, our consolidated revenues grew to a record level of $162 million, a 25% increase over fiscal 2011. Revenues in each of our product and services lines, Distributed Generation, Utility Infrastructure and Energy Efficiency, grew in fiscal 2012, achieving new levels of scale and providing a strong foundation for future growth and profit achievement. Additionally, our backlog of future revenue expected to be recognized after December 31, 2012, as announced on March 7, 2013, reached a record level of $183 million. Our diluted earnings per share in fiscal 2012 were $0.16 on a GAAP basis, and $0.21 on a non-GAAP basis excluding cost reduction charges and gains on the 2011 sale of our WaterSecure operations. This compares to 2011 diluted earnings per share which were $1.26 on a GAAP basis, and ($0.02) on a non-GAAP basis excluding gains on the sales of our WaterSecure investment and our Southern Flow operations as well as the results of our discontinued PowerPackages operations. Appendix A to this Proxy Statement contains tables that provide a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures. We ended the year with a solid balance sheet, highlighted by $19.1 million cash on hand and no balance outstanding under our revolving credit facility.

Moreover, during 2012 our named executive officers completed several key strategic actions that strengthened the foundation and future prospects of our company, including the acquisition of the PowerSecure Solar business, a cost-cutting program that will have a significant effect on our costs and expenses and a stock repurchase program returning capital to stockholders. In addition, during 2012 our named executive officers led our business development and growth efforts by expanding all our business units through new and enhanced products and services and serving additional markets and customer bases, including new LED lighting products, penetration of our proprietary PowerBlock distributed generation technology, an expanded scope of utility infrastructure capabilities, and a growing and diversifying base of utility partners.

Our performance and actions in 2012 were reflected in the price of the shares of our common stock , which increased by 58% during 2012 from $4.95 (the closing sale price on December 30, 2011) to $7.81 (the closing sale price on December 31, 2012) during 2012, as reported on the Nasdaq Global Select Market.

For the reasons provided above, we are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. Accordingly, at the Annual Meeting, we are recommending that our stockholders indicate their support for the compensation of our named executive officers by voting FOR the following resolution:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related materials and discussion.”

Vote Required

The affirmative “FOR” vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote on this proposal is required to approve the compensation of our named executive officers. Because this say-on-pay vote is advisory, the results of the vote on this proposal will not be binding on us, our Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee, which is responsible for administering our executive compensation program, value the opinions expressed by our stockholders and will consider the outcome of this vote when making future decisions regarding the compensation of our named executive officers.

Recommendation

The Board of Directors unanimously recommends that stockholders vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement. Proxy cards signed and timely returned to us will be so voted, unless contrary instructions are specified thereon.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal

The Audit Committee of the Board of Directors has appointed Hein & Associates LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Hein has served as our independent registered public accounting firm since 2004. In addition, Hein provides us with certain audit-related and tax services as described below.

At the Annual Meeting, our stockholders will be asked to ratify the Audit Committee’s appointment of Hein as our registered public accounting firm for fiscal 2013. While stockholder ratification of the appointment of Hein is not required by our by-laws or by any other applicable legal requirement, we are submitting this appointment to our stockholders for ratification as a matter of good corporate governance. If our stockholders do not ratify the appointment of Hein, then the Audit Committee will reconsider the appointment, although it may still determine to retain this appointment. Even if the appointment of Hein is ratified by our stockholders, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

We expect that one or more representatives of Hein will be present telephonically at the Annual Meeting, and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire to do so.

The aggregate fees for professional services rendered to us by Hein for the fiscal years ended December 31, 2012 and December 31, 2011 were as follows:

	Fees
	2012	2011
Audit Fees (1)	$273,025	$257,775
Audit-Related Fees (2)	39,927	55,575
Tax Fees (3)	0	680
All Other Fees	0	0

Total	$312,952	$314,030

(1)	“Audit Fees” consist of fees for professional services rendered by Hein for the audit of our consolidated annual financial statements, the audit of our internal control over financial reporting, and the quarterly review of our consolidated interim financial statements included in our Quarterly Reports on Form 10-Q.
(2)	“Audit-Related Fees” consist of fees for professional services rendered by Hein for the audit of our 401(k) plan, the audit of our PowerSecure, Inc. subsidiary on a stand-alone basis, and the audit of Marcum Midstream 1995-2 Business Trust, an unconsolidated affiliate.
(3)	“Tax Fees” consist of fees for professional services rendered by Hein for tax planning and preparation.

The Audit Committee has determined that the provision of non-audit services by Hein in fiscal 2012 and fiscal 2011 was compatible with maintaining their independence.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy that requires the Audit Committee to pre-approve all audit and non-audit services to be provided by our independent registered public accounting firm. The Audit Committee may delegate this pre-approval authority to one or more of its members, such as its chairman. If any service is pre-approved pursuant to such delegation, the pre-approving member must report the same to the Audit Committee at the next scheduled meeting. In accordance with this pre-approval policy, all professional services provided by Hein as our independent registered public accounting firm during fiscal 2012 and fiscal 2011 were pre-approved by the Audit Committee.

Vote Required

The affirmative “FOR” vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote on this proposal is required to ratify the appointment by the Audit Committee of Hein as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Recommendation

The Audit Committee and our Board of Directors unanimously recommend that stockholders vote “FOR” the ratification of the appointment of Hein as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Proxy cards signed and timely returned to us will be so voted, unless contrary instructions are specified thereon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our common stock as of April 15, 2013 (except as otherwise noted) by:

•	each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our directors and the nominee for director;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o PowerSecure International, Inc., 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587. The information provided in the table below is based on our records, information filed with the SEC and information provided to us.

	Shares Beneficially Owned (1)
Name of Beneficial Owner	Number	Percent (2)
Systematic Financial Management, L.P. (3) 300 Frank W. Burr Blvd. Glenpointe East, 7th Floor Teaneck, NJ 07666	1,507,351	8.0
Gruber & McBaine Capital Management, LLC (4) 234 Van Ness Ave., Suite 5 San Francisco, CA 94102	1,195,721	6.3
Dimensional Fund Advisors LP (5) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,078,865	5.7
Austin W. Marxe and David M. Greenhouse (6) 527 Madison Avenue, Suite 2600 New York, NY 10022	1,030,355	5.4
Sidney Hinton (7)	799,876	4.2
Christopher T. Hutter (8)	32,356	*
Gary J. Zuiderveen (9)	128,798	*
Anthony D. Pell (10)	194,481	1.0
Kevin P. Collins (11)	71,893	*
John A. (Andy) Miller (12)	35,572	*
Thomas J. Madden III	51,356	*
W. Kent Geer	13,876	*
All current directors and executive officers as a group (8 persons)(13)	1,328,208	7.0

*	Less than 1%.
(1)	For purposes of this table, we have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission, although such information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the beneficial owner has sole or shared voting power or investment power and any shares that the beneficial owner has the right to acquire within 60 days of April 15, 2013 through the exercise of any stock option or other right. In addition, such shares that the beneficial owner has the right to acquire are deemed to be outstanding in calculating the percent beneficially owned by such beneficial owner, but are not deemed to be outstanding in determining the percent beneficially owned by any other beneficial owner. Unless otherwise indicated in these notes, we believe, based on the information furnished to us, that each beneficial owner has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

(2)	The percentage ownership is based upon 18,922,708 shares of common stock outstanding as of April 15, 2013.
(3)	Information based upon Schedule 13G filed with the SEC on February 12, 2013 by Systematic Financial Management, L.P., indicating beneficial ownership as of December 31, 2012, indicating that Systematic Financial Management, L.P. has sole voting power with respect to 1,260,751 shares and sole dispositive power with respect to 1,507,351 shares.
(4)	Information based upon Schedule 13G filed with the SEC on February 13, 2013 by Gruber & McBaine Capital Management, LLC (“GMCM”), Jon D. Gruber and J. Patterson McBaine, indicating beneficial ownership as of December 31, 2012. Messrs. Gruber and McBaine are the managers, controlling persons and portfolio managers of GMCM. GMCM and Messrs. Gruber and McBaine constitute a group within the meaning of Rule 13d-5(b) under the Exchange Act. GMCM is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares. GMCM has shared voting and dispositive power with respect to 8,590 shares. Mr. Gruber has sole voting and dispositive power with respect to 855,006 shares and shared voting and dispositive power with respect to 8,590 shares. Mr. McBaine has sole voting and dispositive power with respect to 332,125 shares and shared voting and dispositive power with respect to 8,590 shares.
(5)	Information based upon Amendment No. 2 to Schedule 13G filed with the SEC on February 11, 2013 by Dimensional Fund Advisors LP indicating beneficial ownership as of December 31, 2012. Dimensional Fund Advisors LP has sole voting power with respect to 1,061,353 shares and sole dispositive power with respect to 1,078,865 shares. Dimensional Fund Advisors LP is a registered investment adviser that furnishes investment advice to four registered investment companies, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Dimensional Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as investment adviser, sub-adviser and/or manager, neither Dimensional Fund Advisors LP nor its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares held by the Dimensional Funds. However, all securities reported in this schedule are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of such securities.
(6)	Information based upon Amendment No. 1 to Schedule 13G filed with the SEC on February 13, 2013 by Austin W. Marxe and David M. Greenhouse, indicating beneficial ownership as of December 31, 2012. Messrs. Marxe and Greenhouse share voting and investment power with respect to 379,999 shares owned by Special Situations Cayman Fund, L.P., 460,001 shares owned by Special Situations Fund III QP, L.P. and 190,355 shares owned by Special Situations Private Equity Fund, L.P. Messrs. Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc. (“AWM”), which is the general partner of and investment adviser to Special Situations Cayman Fund. AWM also serves as the general partner of MGP Advisers Limited Partnership, which is the general partner of Special Situations Fund III QP. AWM is the investment advisor to Special Situations Fund III QP and Special Situations Private Equity Fund. Messrs. Marxe and Greenhouse are members of MG Advisers L.L.C., which is the general partner of Special Situations Private Equity Fund.
(7)	Includes 50,000 shares that may be acquired by Mr. Hinton upon the exercise of currently exercisable stock options.
(8)	Includes 6,500 shares that may be acquired by Mr. Hutter upon the exercise of currently exercisable stock options.
(9)	Includes 41,000 shares that may be acquired by Mr. Zuiderveen upon the exercise of currently exercisable stock options.
(10)	Includes 7,237 shares owned by Mr. Pell’s wife or held in trust for the benefit of Mr. Pell’s wife and 10,100 shares held in an account of Mr. Pell’s daughter that is managed by Mr. Pell. Also includes 17,500 shares that may be acquired by Mr. Pell upon the exercise of currently exercisable stock options. Includes 108,518 shares pledged as collateral under a personal margin account as required by Mr. Pell’s current employer, of which these pledged shares constitute only a minor portion of such collateral.
(11)	Includes 28,611 shares that may be acquired by Mr. Collins upon the exercise of currently exercisable stock options.

(12)	Includes 15,000 shares that may be acquired by Mr. Miller upon the exercise of currently exercisable stock options.
(13)	Includes 158,611 shares that may be acquired upon the exercise of currently exercisable stock options or stock options exercisable within 60 days of April 15, 2013 by our current directors and executive officers. See notes (7) through (12).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section of this proxy statement addresses the executive compensation program for our named executive officers:

•	Sidney Hinton, our President and Chief Executive Officer;

•	Christopher T. Hutter, our Executive Vice President and Chief Financial Officer; and

•	Gary J. Zuiderveen, our Vice President of Financial Reporting, Controller and Principal Accounting Officer.

In this “Executive Compensation” section, when we refer to our executives, our officers or our executive officers we mean these three named executive officers, unless the context otherwise provides or requires.

Executive Summary

Our executive compensation program is designed to provide incentives for, reward, retain and, in the case of new hires, attract highly driven and successful executive officers who are critical for us to achieve our short-term and long-term strategic and operational business and financial goals and to enhance stockholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We seek to closely align the interests of our named executive officers with the interests of our stockholders through our executive compensation program, which is administered by our Compensation Committee with the assistance of its independent compensation consultant. At the core of our executive compensation program is our “pay-for-performance” philosophy that links compensation levels to achievement of our overall strategy and business goals. We believe that our executive compensation program is strongly aligned with the interests of our stockholders and based on sound corporate governance principles, and that this program drives performance on a risk appropriate basis.

Under our executive compensation program, our named executive officers are rewarded for the achievement of both specific corporate financial and strategic goals as well as individual performance goals that are designed and intended to drive the creation of stockholder value. The Compensation Committee regularly reviews the compensation program for our named executive officers to ensure that it achieves the desired goals of incentivizing performance and aligning our executives’ interests with our stockholders’ interests. This includes establishing performance targets and individual performance goals based on our strategic and operating plans.

We believe that our executive compensation program is strongly aligned with the interests of our stockholders, exhibits sound corporate governance principles and supports our pay-for-performance philosophy on a risk-appropriate and balanced basis, which is evidenced by the following:

•

Our executive compensation program is comprised of a variety of elements, including base salary, annual cash bonuses and equity awards, intended to both reward and incentivize performance and increase stockholder value within a balanced and well-adjusted risk-based framework.

•

A significant portion of our total executive compensation is provided in the form of performance-based, “at-risk” compensation, with appropriate upside potential for strong performance, as well as downside exposure for underperformance.

•

Our annual cash bonuses for our Chief Executive Officer and our Chief Financial Officer are performance-based and primarily based on the achievement of key corporate financial goals, our consolidated pre-tax earnings per share and our consolidated revenues, which align with stockholder value.

•

Our long-term equity incentive plan includes a mix of restricted stock and performance shares with vesting terms that are designed to motivate retention and performance as well as to align the interests of our employees with the interests of our stockholders.

•

We link our compensation decisions to the financial and business markets and outlook and our corporate strategy, such as the freezing of the base salaries of our executive officers in 2013 at 2012 levels, which aligns with our focus on cost containment and bottom line results.

•

Cash bonuses to our Chief Executive Officer and our Chief Financial Officer for 2012 reflected our solid business and financial performance during the year, and were in amounts directly corresponding to our level of performance.

•

We have adopted an executive compensation recoupment or clawback policy that allows us to recover incentive compensation awarded to our executive officers if it was based on financial results that were subsequently determined to be inaccurate.

•	We have adopted stock ownership guidelines requiring our executive officers, as well as our directors and other key management employees, to maintain minimum and meaningful levels of stock ownership.

•

Our executive officers, and our directors, are prohibited from engaging in hedging transactions or pledging our securities as collateral for loans, except in limited situations approved by our Board of Directors with full knowledge.

•	We do not provide for any tax gross-ups as to any compensation payable to our executive officers.

•	All members of our Compensation Committee are independent.

•

The Compensation Committee has engaged an independent compensation consultant that has no direct relationship with management, receives no other fees from us and otherwise has no other relationship creating a conflict of interest.

•

We have implemented a number of risk-mitigating measures so that our executive compensation program is structured to motivate and reward our named executive officers for taking appropriate business risks while at the same time avoiding pay practices that incentivize excessive risk-taking, as confirmed by our annual compensation risk assessment conducted by the Compensation Committee’s independent compensation consultant.

•

We hold annual say-on-pay votes, allowing our stockholders to express their support for executive compensation on an annual basis, and we continually reach out to our stockholders so they can express their views on executive compensation informally.

•

We have a long-standing commitment to strong corporate governance and independence, as all members of our Board of Directors are independent except our Chief Executive Officer and we have separated the offices of Chairman of the Board and Chief Executive Officer.

We believe that our executive compensation program incentivizes outstanding performance and achievements, while appropriately balancing risk and reward. In addition, we believe that our executive compensation actions for 2012 aligned with our pay-for-performance philosophy and also aligned the interests of our named executive officers with the mid- and long-term interests of our stockholders. Our executive officers have continued to successfully manage our company through the challenging business climate, growing our business consistently, and simultaneously creating a solid platform for our future business success and financial performance. In 2012, our executive officers led the achievement of our strong financial results, which was recognized in our stock price performance. We believe that our executive compensation program has been instrumental in motivating our executives to achieve this performance while effectively balancing near and long-term risks and rewards.

In fiscal 2012, our consolidated revenues grew to a record level of $162 million, a 25% increase over fiscal 2011. Revenues in each of our product and services lines, Distributed Generation, Utility Infrastructure and Energy Efficiency, grew in fiscal 2012, achieving new levels of scale and providing a strong foundation for future growth and profit achievement. Additionally, our backlog of future revenue expected to be recognized after December 31, 2012, as announced on March 7, 2013, reached a record level of $183 million. Our diluted earnings per share in fiscal 2012 were $0.16 on a GAAP basis, and $0.21 on a non-GAAP basis excluding cost reduction charges and gains on the 2011 sale of our WaterSecure operations. This compares to 2011 diluted earnings per share which were $1.26 on a GAAP basis, and ($0.02) on a non-GAAP basis excluding gains on the sales of our WaterSecure investment and our Southern Flow operations as well as the results of our discontinued PowerPackages operations. Appendix A to this Proxy Statement contains table that provide a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures. We ended the year with a solid balance sheet, highlighted by $19.1 million cash on hand and no balance outstanding under our revolving credit facility.

Moreover, during 2012 our named executive officers completed several key strategic actions that strengthened the foundation and future prospects of our company, including the acquisition of the PowerSecure Solar business, a cost-cutting program that will have a significant effect on our costs and expenses and a stock repurchase program returning capital to stockholders. In addition, during 2012 our named executive officers led our business development and growth efforts by expanding all our business units through new and enhanced products and services and serving additional markets and customer bases, including new LED lighting products, penetration of our proprietary PowerBlock distributed generation technology, an expanded scope of utility infrastructure capabilities, and a growing and diversifying base of utility partners.

Our performance and actions in 2012 were reflected in the price of the shares of our common stock , which increased by 58% during 2012 from $4.95 (the closing sale price on December 30, 2011) to $7.81 (the closing sale price on December 31, 2012) during 2012, as reported on the Nasdaq Global Select Market.

Advisory Vote on Executive Compensation

Our Board of Directors and the Compensation Committee carefully consider feedback from our stockholders regarding our executive compensation program. At our 2012 annual meeting of stockholders, we held a stockholder advisory vote on the compensation of our named executive officers, referred to as a say-on-pay vote. Our stockholders approved the compensation of our named executive officers, with over 70% of stockholder votes cast in favor of our 2012 say-on-pay resolution. As we evaluated our compensation practices for 2013, we were mindful of the level of support our stockholders expressed for our pay-for-performance compensation philosophy linking compensation to our financial and operating goals and the enhancement of stockholder value.

We believe, based on our outreach and communications with many of our stockholders before and after the vote, that while stockholders showed significant support for our executive compensation programs, the level of the say-on-pay vote in 2012 was lower than in 2011 due largely to the decline in the market price of our shares over the course of fiscal 2011, and the relatively flat performance of our shares during the first half of 2012 prior to the 2012 annual meeting. There was no consistent call for any specific program design changes other than to continue to align pay with performance. The Compensation Committee weighed this feedback, along with advice from its independent compensation consultant and the policies of proxy voting advisory firms, and concluded that our executive compensation program is appropriately designed with challenging performance metrics and incentives and an appropriate mix of fixed and at-risk variable pay. As our stock price rebounded during the second half of 2012, recording a 58% increase over the course of fiscal 2012, feedback from our stockholders indicated that the higher stock price was due to market awareness of our financial performance and our pursuit of our short-term and long-term business strategy and goals, including growing revenues, which reached a record high in 2012 with a record level of backlog by early 2013, and an enhanced focus on operating margins and on improving bottom line earnings. As a result, for 2013 the Compensation Committee decided to continue to apply similar principles and philosophies as it has in recent years in determining executive compensation, retaining our general pay-for-performance approach to executive compensation for 2013, with a continued focus on financial performance metrics that the Compensation Committee believes are most reflective of our financial performance and growth and of stockholder value.

The Compensation Committee and the Board continue to emphasize the importance of linking pay to performance and have directed management to continue its ongoing engagement with our largest stockholders to receive their feedback on our executive compensation program and corporate governance practices.

In 2011, after taking into account the strong preference for an annual say-on-pay vote expressed by our stockholders at our 2011 annual meeting, the Board of Directors determined that we will hold an annual advisory stockholder vote on the compensation of our named executive officers until the next say-on-pay frequency vote. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Overview of Compensation Committee

The Compensation Committee of our Board of Directors is responsible for establishing and administering the compensation program and policies for our executive officers as well as developing and monitoring our compensation program and philosophy for our employees generally. The Compensation Committee approves all compensation paid to our executive officers, establishes our compensation policies for our executive officers, reviews and approves our general compensation policies for our non-executive employees and also oversees the administration of our stock plans under which grants of equity awards, such as stock options and restricted stock, may be made to our executive officers and employees.

During 2012, the members of the Compensation Committee were John A. (Andy) Miller (Chairman), Anthony D. Pell, Kevin P. Collins, Thomas J. Madden III and W. Kent Geer (since June 19, 2012). The Board of Directors has determined that each member of the Compensation Committee is independent under our Standards of Director Independence, under the current listing standards of The Nasdaq Stock Market and under the rules and regulations of the SEC.

Objectives and Philosophy of Executive Compensation Program

Our executive compensation program is designed to allow us to attract, retain, motivate and reward highly qualified and industrious executives and to enhance stockholder value driven by a pay-for-performance philosophy within a risk-balanced program. We have developed an effective compensation program that entices outstanding talent to join our company, encourages professional growth in our officers and employees, motivates and rewards outstanding individual and corporate performance and creates a path towards corporate excellence. Our executive compensation program is designed to accomplish the following objectives:

•	to attract and retain highly talented and productive executive officers;

•	to provide incentives and rewards for our executive officers to be strong leaders and managers, to perform at a superior level and to achieve important financial and strategic goals;

•	to align the interests of our executive officers with the interests of our stockholders; and

•	to develop a strong “pay-for-performance” culture on a risk appropriate basis.

To achieve these objectives, the Compensation Committee has designed an executive compensation program that consists of four basic components:

•	base salary;

•	short-term incentive compensation in the form of annual cash bonuses and incentive awards;

•	long-term incentive compensation in the form of equity grants such as stock options, restricted stock and performance-based restricted stock; and

•	perquisites and general benefit programs.

Our compensation program is designed to be performance-driven, which we believe is in the best interests of our stockholders. We seek to design our compensation program with a goal of maximizing corporate performance and enhancing stockholder value on a risk appropriate basis in accordance with sound corporate governance principles.

Compensation Committee Processes and Procedures

Overview of Processes and Procedures

The Compensation Committee is responsible for the review and approval of all aspects of our executive compensation program and makes all decisions regarding the compensation of the named executive officers. In fulfilling its duties and responsibilities, as discussed below, the Compensation Committee seeks the input and recommendations of our Chief Executive Officer and of the Compensation Committee’s independent compensation consultant with respect to both overall compensation practices and guidelines and specific compensation decisions. Annually, the Compensation Committee reviews the base salaries, establishes the annual bonus and incentive compensation plans, goals and arrangements and evaluates the long-term incentives and overall compensation levels of our named executive officers. The Compensation Committee generally makes these critical annual compensation decisions during March and April of each year, after the Compensation Committee has available the prior year’s annual consolidated financial results and has completed the determination of the prior year’s compensation awards.

During its annual review of the named executive officers, the Compensation Committee considers the value of the overall role and contribution of each named executive officer, including the impact that the named executive officer has had on the achievement of our corporate performance and on our strategic, financial and operating goals. In making compensation decisions, the Compensation Committee also analyzes tally sheets for each of the executive officers that show the dollar amount of each component of the executive officer’s compensation. The Compensation Committee also considers the recommendations of our Chief Executive Officer, the advice of the Compensation Committee’s independent compensation consultant and, from time to time, general industry survey data of executive compensation practices at other companies. While the Compensation Committee gives significant weight to the recommendations of our Chief Executive Officer and of the independent compensation consultant, the Compensation Committee is responsible for making the final decision on executive compensation matters and exercises its discretion and authority in approving, modifying or rejecting these recommendations. After considering these recommendations and making its own evaluation, the Compensation Committee establishes the base salary, annual bonus and incentive programs and targets and long-term compensation for the named executive officers.

In general, the Compensation Committee’s compensation process involves a combination of establishing proper metrics for certain compensation elements, such as the annual incentive compensation plan and any performance-based stock awards, with other compensation elements being subjective and based primarily on the judgment of the members of the Compensation Committee. In making compensation decisions, the Compensation Committee considers such factors as it deems relevant, appropriate, reasonable and in the best interests of the stockholders, including individual performance, corporate performance, the recommendations of our Chief Executive Officer, the advice of the Compensation Committee’s independent compensation consultant, and the knowledge and experience of the members of the Compensation Committee. Subject to exceptions from time to time as it deems appropriate, the Compensation Committee does not specifically utilize peer company comparisons to establish executive compensation levels, although it may consider general industry pay survey data in assessing the reasonableness of compensation and ensuring that compensation levels at our company remain competitive. The Compensation Committee believes that, due to the diversification, market niches and size of our company, it is difficult to establish a meaningful peer group or to make meaningful comparisons with other companies. Accordingly, the Compensation Committee believes that its members, with the assistance and recommendations of our Chief Executive Officer and the advice of its independent compensation consultant, are generally best situated to make compensation decisions.

The Compensation Committee does not generally delegate any of its authority to other persons, although it has the power to delegate authority to subcommittees and officers. However, the Compensation Committee has commenced periodically authorizing, typically on an annual basis, the Chief Executive Officer to grant a limited number of equity awards to non-executive employees under conditions prescribed by the Compensation Committee. The Compensation Committee has authority under its charter to retain, approve fees for and terminate independent experts, consultants and advisors as it deems necessary to assist in the fulfillment of its responsibilities.

Role of Our Executive Officers

The Compensation Committee considers, and factors into its decision-making process, recommendations from our Chief Executive Officer regarding the compensation of other executives. Our Chief Executive Officer often provides the Compensation Committee with his recommendations on certain components of the compensation of the other executive officers, either directly through recommended compensation amounts or indirectly through performance evaluations. Our Chief Executive Officer often makes these recommendations to the Chairman of the Compensation Committee without participating in meetings of the Compensation Committee. Although from time to time our Chief Executive Officer is invited to and participates in meetings discussing the compensation of other executive officers, he is not present for any portions of meetings when his compensation is being determined. No other executive officer was actively involved in the evaluation, design or administration of our executive compensation program, other than providing information from time to time requested by the Compensation Committee.

Role of Independent Compensation Consultant

The Compensation Committee has engaged and regularly consults with Frederic W. Cook & Co., its independent compensation consultant, in performing its duties and considers its advice and recommendations before taking actions and making decisions on executive compensation. Since 2007, the Compensation Committee has utilized Cook to assist it with establishing our executive compensation program and setting the elements of the compensation of executive officers, including base salaries, bonus and incentive compensation plans and arrangements and equity granting practices. The Compensation Committee typically invites Cook to attend meetings where compensation actions are to be discussed and Cook’s advice and analysis is expected to be sought. Cook provides the Compensation Committee with advice and recommendations on executive compensation as appropriate and as requested by the Compensation Committee. Cook from time to time communicates with the Chairman of the Compensation Committee outside of Committee meetings. Cook has not provided any services to, or received any fees from, our company or management other than for compensation consulting services rendered to the Compensation Committee. In addition, Cook was selected by, reports directly to, has its compensation and other terms of engagement authorized by, and can only be terminated by the Compensation Committee and not management. For these and other reasons discussed under “Corporate Governance—Committees of the Board—Compensation Committee”, the Compensation Committee has assessed the independence of Cook pursuant to SEC rules and concluded that Cook is independent from management and has no conflict of interest that would prevent Cook from independently representing the Compensation Committee.

Components of Executive Compensation

General Executive Compensation Performance Factors

The Compensation Committee believes that the compensation and incentives of each named executive officer should be significantly influenced by a combination of the named executive officer’s individual contribution and performance and of our corporate performance and the executive’s contribution to that performance. Since the adoption of our executive incentive compensation plan in 2010, the Compensation Committee has tied the majority of the annual cash bonus and incentive compensation payouts for our Chief Executive Officer and our Chief Financial Officer to the achievement of key corporate financial goals that are objective, that are linked to our annual business plan and strategy and that the Compensation Committee believes are key components in increasing stockholder value. We continue to have discretionary components in certain portions of our executive compensation program, as to which the Compensation Committee considers certain specific qualitative factors of individual performance and contribution to corporate performance, as well as our financial and operating performance taking into account the overall economic and operating environment in which we conduct our business.

For Mr. Hinton, our Chief Executive Officer, the key specific qualitative factors considered by the Compensation Committee in evaluating his individual performance and contribution to corporate performance in 2012 were his demonstration of effective leadership, his ability to increase the long-term value of our company by setting and achieving growth goals approved by our Board, his ability to ensure compliance with efficient and effective management and operations processes and procedures, his ability to identify and evaluate risks, his ability to ensure that our culture incorporates safety as a top priority, his ability to communicate effectively with stockholders and his ensuring that qualified successors are identified.

For Mr. Hutter, our Chief Financial Officer, the key specific qualitative factors considered by the Compensation Committee in evaluating his individual performance and contribution to corporate performance in 2012 were his management of working capital including accounts receivable, performance with respect to leading our investor relations program, compliance with the Sarbanes-Oxley Act, GAAP and the rules and regulations of the SEC, responsibility for financial statements, internal controls and SEC filings and reports, timely and effective communication with our Board on financial matters and issues, planning analytics, treasury management and capital structure planning and execution, M&A analytics and execution, financial planning leadership, his contributions to our business plan and strategic direction, and leading communications with regulatory agencies.

For Mr. Zuiderveen, our Principal Accounting Officer, the key specific qualitative factors considered by the Compensation Committee in evaluating his individual performance and contribution to corporate performance in 2012 were his performance with respect to the timely filing of all financial reports, ensuring financial statements were in compliance with GAAP, ensuring our compliance with internal controls requirements, timely and accurate filing of all SEC reports and filings, timely bank compliance reporting, leading the XBRL requirements, managing the administration of our stock plans and 401(k) plan, managing the directors and officers liability insurance program, successfully taking over our payroll and benefits process and functions, supporting our Chief Financial Officer in the performance of his responsibilities, and effective communications with our Board, our leadership team and our employees. Under his new employment agreement, Mr. Zuiderveen will not be entitled to receive any bonuses in the future.

The principal factors that our Compensation Committee considered with respect to each element of our named executive officers’ compensation packages are summarized below. Our Compensation Committee may, however, in its discretion apply entirely different factors with respect to the various elements of executive compensation in future years.

Pay Mix

For 2012, base salary accounted for approximately 41.6% of the total compensation of the named executive officers, and annual bonuses and incentive awards and other compensation accounted for the remaining approximately 58.4% of the total compensation of the named executive officers. No stock awards were made to the named executive officers in 2012, in light of the large grants of restricted stock, including service shares and performance shares, made to all the named executive officers in 2007 with vesting terms that ended in 2012. Accordingly, the pay mix in 2012, as computed in accordance with the Summary Compensation Table, was skewed almost entirely towards cash compensation. The pay mix in 2013 is likely to continue to be predominantly cash-based, although the Compensation Committee will continue to evaluate whether to grant new equity awards from time to time.

Base Salary

Generally. We establish base salaries for our named executive officers in amounts that are intended to provide them with sufficient, regularly-paid income to compensate them for their services rendered to us during the fiscal year. Since it is the most stable component of our executive compensation program and not at risk, the base salary is intended to provide financial stability to executives in order to attract and retain qualified and experienced individuals. Base salaries are also often used in measuring other compensatory opportunities, such as target bonuses and incentive compensation opportunities, which in recent years have been set at a percentage or multiple of base salary, and severance arrangements, which for the named executive officers is based in part upon a multiple of base salary.

The base salary for each named executive officer is reviewed annually and may be adjusted in the discretion of the Compensation Committee. The base salary for each of our named executive officers is subjectively determined primarily on the basis of the following factors: experience, personal performance, contribution to our corporate performance, level of responsibility, duties and functions, breadth of knowledge, salary levels in effect for comparable positions within and without our industry, internal base salary comparability considerations, general changes in executive compensation, and our financial performance generally. The relative weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. In addition, the Compensation Committee considers the recommendation of our Chief Executive Officer for other executive officers, the advice of its independent consultant. The Compensation Committee did not use any peer group comparisons in 2012.

For 2012. In February 2012, the Compensation Committee approved increases in the base salaries of our named executive officers, reflecting their contributions to our solid corporate performance in the face of strong adverse economic and business conditions in 2011 as well as their expected contributions to our corporate performance in 2012. The Compensation Committee concluded that these base salary adjustments were fair, reasonable and appropriate and supported our compensation objectives.

For 2013. In January 2013, the Compensation Committee decided not to adjust, but rather to freeze at 2012 levels, the base salaries of our named executive officers for 2012, based on the recommendation of Mr. Hinton, in light of our general efforts to control costs and overhead and to focus management on the incentives provided through our pay-for-performance bonus plans. Effective October 1, 2012, Mr. Zuiderveen’s base salary was reduced from $215,000 to $150,000 in connection with the termination of his prior employment agreement and entering into a new employment agreement, and no future increase in his base salary is contemplated under his new employment agreement.

The following table shows the levels of the base salaries of the named executive officers approved by the Compensation Committee since 2011:

	Base Salary
Name	2011	2012	2013
Sidney Hinton	$550,000	$595,000	$595,000
Christopher T. Hutter	312,000	325,000	325,000
Gary J. Zuiderveen (1)	210,000	198,750	150,000

(1)	Mr. Zuiderveen’s base salary for the first nine months of 2012 was $215,000. His base salary was reduced to $150,000 effective October 1, 2012 in connection with the termination of his prior employment agreement and entering into a new employment agreement.

Annual Cash Bonuses and Incentives

Generally. We typically grant bonuses to our named executive officers after the end of each year for their services and performance over the prior year. These bonuses are payable in cash and earned based on financial and individual performance objectives that are determined at the beginning of the fiscal year and assessed by the Compensation Committee after the end of the year. These bonuses are intended to provide incentives to our named executive officers on an annual basis to deliver performance that supports our business and strategic goals and enhances our financial results.

Executive Incentive Plan. In April 2010, upon the recommendation of the Compensation Committee, our Board of Directors adopted the 2010 Executive Incentive Compensation Plan, which we refer to as the Executive Incentive Plan. The Executive Incentive Plan is a cash incentive program designed to motivate participants to perform to the best of their abilities and achieve our financial and other performance objectives, with the goal of enhancing stockholder value. The Executive Incentive Plan serves in our executive compensation program as an annual incentive plan based on such factors, metrics and terms as the Compensation Committee establishes each year, based on the circumstances and goals at the time, with an annual bonus target opportunity based on a percentage or multiple of the participating officer’s base salary. Under his employment agreement, the target opportunity for Mr. Hinton for each year is to be equal to his annual base salary.

Under the Executive Incentive Plan, the Compensation Committee selects the executives and other key employees of the Company who will be participants and eligible to earn awards under the Executive Incentive Plan. At the beginning of each performance period, which generally will consist of one fiscal year, the Compensation Committee will establish the performance goals for each participant, the weighting of those performance goals and the awards payable to each participant based on the achievement of those performance goals. Each participant’s award opportunity will typically be expressed as a percentage or multiple of base salary earned during the applicable performance period. Participants will be eligible to receive an award under the Executive Incentive Plan only if and to the extent performance goals predetermined by the Compensation Committee are achieved. The Compensation Committee has the discretion to reduce or eliminate any award under the Executive Incentive Plan.

The performance goals may be based on corporate financial measures (including, but not limited to, revenues, operating income, pre-tax income, net income, gross profit, costs, cash position, cash flow, free cash flow, operating cash flow, EBITDA, any of the preceding measures as a percent of sales, earnings per share (before or after taxes), return on assets, return on equity, return on investment, return on sales, total stockholder return and change in stock price), other company and business unit financial objectives, operational efficiency measures, individual performance and other objectives tied to our success or such other criteria, qualitative or quantitative, as the Compensation Committee determines in its discretion and judgment. Performance goals and the weighting thereof may differ from participant to participant, from performance period to performance period and from award to award.

The Compensation Committee administers the Executive Incentive Plan. Subject to the terms of the Executive Incentive Plan, the Compensation Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the Executive Incentive Plan. The Compensation Committee or the Board may amend or terminate the Executive Incentive Plan at any time and for any reason. The Compensation Committee has adopted a policy that provides it with the discretion to review the impact of any acquisitions or dispositions with respect to our executive compensation program, as well as any other items of a non-routine, non-recurring nature, and to determine whether to include or exclude the impact of such items from the performance calculations under the annual compensation program, such as under the Executive Incentive Plan.

2012 Incentive Plan Awards to Messrs. Hinton and Hutter. The Compensation Committee determined that the participants in the Executive Incentive Plan for 2012, or the 2012 Incentive Plan, were Sidney Hinton and Christopher T. Hutter, and selected the following three components as the performance goals:

•	our consolidated pre-tax earnings per share, which we refer to as our pre-tax EPS,

•	our consolidated revenues, and

•	the individual performance of each participant.

The Compensation Committee concluded that pre-tax EPS and consolidated revenues were, or were indicative of, key indicators of our performance and were, or were consistent with, the financial metrics most closely followed by our investors and by potential investors, and thus were the financial metrics most likely to drive an increase in stockholder value. The Compensation Committee utilized similar financial metrics in fiscal 2011 and believed such metrics continued to be appropriate and were consistent with stockholder interests and feedback on our 2011 executive compensation program, including the advisory stockholder approval of our named executive officer compensation for fiscal 2011 at the 2012 annual meeting of stockholders. The Compensation Committee also concluded that, as in 2011, a portion of the bonus opportunities to Messrs. Hinton and Hutter for 2012 should be tied to individual performance to emphasize the need for strong leadership in establishing the foundation for the future growth of our evolving company and to mitigate potential risks that could emerge from excessive focus on short-term financial results.

The Compensation Committee established threshold, target and maximum performance levels for the adjusted pre-tax EPS and consolidated revenues goals that, when combined with the incentive opportunity for individual performance, created the following potential cash awards payable, expressed as a percentage of base salary, under the 2012 Incentive Plan for Messrs. Hinton and Hutter upon the achievement of the following performance levels:

	Potential 2012 Incentive Plan Payouts As a Percentage of Base Salary
Name	Threshold	Target	Maximum
Sidney Hinton	50%	100%	200%
Christopher T. Hutter	25%	50%	75%

After reviewing our business plan and strategy and internally projected financial results and goals, and also after consideration of investor expectations, the Compensation Committee established the following threshold, target and maximum performance levels for the adjusted pre-tax EPS and revenues goals and the following weighting for each performance goal under the 2012 Incentive Plan:

	2012 Incentive Plan Performance Levels
Performance Goal	Threshold	Target	Maximum	Weighting
Pre-Tax EPS	$0.03	$0.29	$0.50	50%
Revenues	$130 Million	$145 Million	$160 Million	25%
Individual Performance	Discretionary	Discretionary	Discretionary	25%

The Compensation Committee, in establishing these goals, believed that achievement of these performance levels would drive solid growth and performance in 2012. The Compensation Committee believed that the target levels represented achievable financial results with stretch performance and that the maximum levels would require very high levels of performance believed to be possible but would represent superior performance beyond expectations with a low probability of being achieved.

In computing our pre-tax EPS metric for purposes of granting awards under the 2012 Incentive Plan, the Compensation Committee made an adjustment by excluding the income we recognized in 2012, that resulted from the termination of an escrowed portion of the purchase price, from the 2011 sale of our WaterSecure business. The Compensation Committee made this adjustment in accordance with its general authority and discretion to make adjustments for extraordinary and special transactions under the Executive Incentive Plan generally and the 2012 Incentive Plan specifically in order to ensure that the awards and payouts under the 2012 Incentive Plan would be appropriate for us, and be consistent with incentivizing our operating performance by excluding the financial results of this non-recurring gain from the 2012 Incentive Plan.

For fiscal 2012, our pre-tax EPS (as adjusted to exclude the gain of $0.08 per share on the portion of the 2011 sale of WaterSecure recognized in 2012) was $0.13, which exceeded the threshold goal but was less than the target goal, resulting in a less than target level payout to Messrs. Hinton and Hutter for this metric. As provided in the Executive Incentive Plan, the bonus payout amounts for the adjusted pre-tax EPS metric were established by interpolation on a straight-line basis. This adjusted pre-tax EPS was computed by making the adjustment to our 2012 GAAP pre-tax EPS described above, as set forth in the following table:

Item	2012 Actual Results, on a Per Share Basis
GAAP pre-tax EPS	$0.21
Less: Gain on sale of WaterSecure	$0.08
Pre-tax EPS, as adjusted	$0.13

In addition, in fiscal 2012 our consolidated revenues were $162 million, a company record and a 25% increase over fiscal 2011 revenues, thus achieving the maximum goal. As a result, Messrs. Hinton and Hutter received the maximum payout with respect to this financial metric.

In its discretionary subjective assessment of the officers’ individual performance in 2012, the Compensation Committee concluded that the individual performance of each of Messrs. Hinton and Hutter exceeded his respective target level but was less than the maximum level. The key specific qualitative factors considered by the Compensation Committee in evaluating their individual performances are discussed above under “—Compensation Discussion and Analysis—Components of Executive Compensation—General Executive Compensation Performance Factors.” The Compensation Committee also takes into account the overall economic and operating environment in which we conduct our business when considering these factors. However, the Compensation Committee made this subjective evaluation of individual performance without using specific targets, weightings or formulas in making its determination of the level of the individual performance of Messrs. Hinton and Hutter.

After reviewing our financial performance and results for fiscal 2012 and evaluating the individual performances of Messrs. Hinton and Hutter, the Compensation Committee approved the following cash payouts under the 2012 Incentive Plan:

	Actual 2012 Incentive Plan Payouts				Total Payout
Name	Pre-Tax EPS	Revenues	Individual Performance	Total Payout	as a Percentage of Base Salary
Sidney Hinton	$204,887	$297,500	$230,313	$762,700	128.2%
Christopher T. Hutter	$55,957	$60,938	$45,704	$162,598	50.0%

2012 Employment Agreement Termination and Discretionary Bonus Award to Mr. Zuiderveen. In September 2012, the Board of Directors, upon the recommendation of the Compensation Committee, terminated Mr. Zuiderveen’s previous Employment Agreement and replaced it with a new Employment Agreement.

The term of Mr. Zuiderveen’s previous Employment Agreement was schedule to expire in December 2012, and he would have been entitled to receive certain compensation upon such termination. However, our senior executives recommended to the Compensation Committee that the term of Mr. Zuiderveen’s ongoing employment be reestablished in connection with our cost-cutting initiative, as well as to be commensurate with Mr. Zuiderveen’s duties since the 2011 sales of our non-core businesses. As a result, the previous Employment Agreement was terminated and replaced with the new Employment Agreement that limits Mr. Zuiderveen’s annual compensation to a salary-only structure for the remainder of his employment. Under the new Employment Agreement, Mr. Zuiderveen’s base salary was reduced from $215,000 to $150,000, his annual bonus arrangement was eliminated and he is not entitled to any future equity awards or post-termination compensation. Mr. Zuiderveen retained his offices as our Vice President of Financial Reporting, Principal Accounting Officer and Controller.

Upon the termination of his previous Employment Agreement, either at the expiration of its term, or by us without cause, Mr. Zuiderveen was entitled to receive compensation in an amount equal to two times the sum of his base salary plus the average of his bonuses over the prior three years. Accordingly, we paid $514,600 to Mr. Zuiderveen as required by the terms of the previous Employment Agreement and as consideration for the modifications of Mr. Zuiderveen’s compensation under the new Employment Agreement.

In addition, as part of this employment agreement and compensation arrangement restructuring, in September 2012 the Compensation Committee granted Mr. Zuiderveen a discretionary bonus relating to his performance for the first nine months of 2012. Under the previous employment agreement, the Compensation Committee had established a target bonus for Mr. Zuiderveen equal to 25% of his base salary for 2012, to be awarded on the basis of the Compensation Committee’s discretionary, qualitative judgment of Mr. Zuiderveen’s individual performance and contribution to corporate performance in 2012, and taking into account our overall performance in 2012. The new compensation arrangement does not provide for any bonuses after September 2012. Accordingly, the Compensation Committee evaluated Mr. Zuiderveen’s performance for the first nine months of 2012, and awarded him a bonus of $37,000, approximating the run rate for a target bonus over that period, which the Compensation Committee determined to be appropriate based on Mr. Zuiderveen’s performance through the determination date, and in light of our overall corporate performance.

The key specific qualitative factors considered by the Compensation Committee in evaluating Mr. Zuiderveen’s individual performance and contribution to corporate performance in awarding him that bonus for the first nine months of fiscal 2012 are discussed above under “—Compensation Discussion and Analysis—Components of Executive Compensation—General Executive Compensation Performance Factors.” However, the Compensation Committee made this subjective evaluation of individual performance without using specific weightings or formulas in making its determination of the level of individual performance of Mr. Zuiderveen.

2013 Annual Incentive Arrangements. In March 2013, the Compensation Committee determined that the participants in the Executive Incentive Plan for 2013, referred to as the 2013 Incentive Plan, will be Messrs. Hinton and Hutter, and has selected our consolidated EPS (although for 2013 it will be computed on a post-tax basis), our consolidated revenues, and the individual performance of Messrs. Hinton and Hutter as the performance goals. The Compensation Committee determined that the EPS metric would be based on post-tax EPS, rather than pre-tax EPS as in prior years, because our tax situation has become less volatile, and because this metric would be more transparent to and on the same terms as our earnings are viewed by our stockholders.

The Compensation Committee also established threshold, target and maximum performance levels for the post-tax EPS and consolidated revenues goals that, when combined with the incentive opportunity for individual performance, create the following potential cash awards payable, expressed as a percentage of base salary, under the 2013 Incentive Plan for Messrs. Hinton and Hutter upon the achievement of the following performance levels:

	Potential 2013 Incentive Plan Payouts As a Percentage of Base Salary
Name	Threshold	Target	Maximum
Sidney Hinton	50%	100%	200%
Christopher T. Hutter	25%	50%	75%

Long-Term Incentive Compensation

Background. Our long-term incentives are designed and intended to align the interests of our named executive officers with those of our stockholders by linking the executive’s incentive with the creation of stockholder value, to provide an opportunity for increased equity ownership by our executives, and to maintain competitive levels of executive compensation, thus providing executives with a significant incentive to manage us from the perspective of an owner with an equity stake in our company. Because of the direct relationship between the value of restricted stock and stock options and the market price of our common stock, we believe that the practice of granting awards of restricted stock and stock options provides the Compensation Committee with an excellent tool for motivating our named executive officers to manage our company in a manner that is consistent with the interests of our stockholders. We also regard our equity grant program as a key retention tool, and the Compensation Committee considers retention as an important factor in setting the vesting schedule for restricted stock and stock options.

The number of shares of common stock that we award in each grant of stock options or restricted stock is subjectively determined by the Compensation Committee primarily based on the named executive officer’s anticipated contributions to our future success, the level intended to create a meaningful opportunity for stock ownership based on the executive officer’s current position with us and current stock ownership, the individual’s potential for increased responsibility and promotion and the individual’s personal performance in recent periods. The Compensation Committee also considers the number of shares of common stock and the number of stock options already held by the named executive officer in order to maintain an appropriate level of equity incentive for that individual. While the Compensation Committee does not adhere to any specific guidelines as to the relative equity holdings of our named executive officers, it typically considers the recommendation of our Chief Executive Officer and the advice of its independent compensation consultant.

Until June 2008, our equity grants were made under our 1998 Stock Incentive Plan, as amended and restated, which we refer to as our 1998 Stock Plan. Since June 2008, our equity grants have been made under our 2008 Stock Plan. Under the 2008 Stock Plan, the Compensation Committee has the authority to grant stock options, restricted stock, restricted stock units and various other forms of equity awards to employees, including our named executive officers. To date, all grants of equity awards made by the Compensation Committee have been in the form of either stock options or restricted stock, the vesting of which has been tied either to service time or to performance conditions established by the Compensation Committee.

In 2007, in connection with the negotiation of new or amended employment agreements with our executive officers, we made awards of restricted stock under our 1998 Stock Plan to Messrs. Hinton, Hutter and Zuiderveen. We awarded 600,000 shares of restricted stock to Mr. Hinton, intended to cover stock-based awards to him through the five year vesting period of that award. In December 2007, we awarded 25,000 shares of restricted stock to Mr. Hutter and 20,000 shares of restricted stock to Mr. Zuiderveen. Each of these restricted stock awards contained vesting schedules based upon a combination of service and performance goals, with the service shares, equal to one-half of the restricted stock awarded to each executive officer, vesting five years after the grant date provided the executive officer remains employed with us through such date, and the performance shares vesting based upon the achievement of certain performance goals relating to our financial performance over subsequent years. The final tranche of the performance shares vested in March 2012 based on meeting the applicable performance goal for fiscal 2011. In addition, all of the service shares vested, on a “cliff-vesting” basis, in 2012. By the end of 2012, no restricted stock awards granted to our executive officers remained unvested.

From 2008 through 2012, the Compensation Committee did not grant any additional equity awards to Mr. Hinton and granted only limited stock option awards to Messrs. Hutter and Zuiderveen. The Compensation Committee did not grant any equity awards to the executive officers in 2012.

In the future, the Compensation Committee will evaluate the best methods for utilizing equity incentives to provide long-term equity compensation to our named executive officers, consistent with our executive compensation program and the factors discussed in this analysis. However, the Compensation Committee has not established are specific policy or guidelines on the type or amount of equity incentives to grant or on the allocation between restricted stock and stock options.

Equity Grants Policy. We have adopted a policy relating to grants of equity awards. The policy provides that all grants of stock options must have an exercise price that is no less than the fair value of our common stock on the date of grant, determined by reference to the closing sale price of our common stock on the date of grant. We do not time the grant of stock-based awards in coordination with or in anticipation of the release of material non-public information, and we do not time the release of material non-public information based on equity grant dates. In addition, we do not award stock options or set the exercise price of stock options based on the price of the common stock on a date other than the grant date, and we do not determine the exercise price of stock option grants by using average prices or the lowest prices of our common stock in a period preceding, surrounding or following the grant date.

In general, under our equity grants policy, awards of stock options and restricted stock to executives, if made, are typically granted once a year, in March after we file our Annual Report on Form 10-K that includes our audited consolidated financial statements for the previous year. In addition, under this policy, except in special cases, we grant stock-based awards to other employees twice a year, at the same time in March as grants to executives are made, and also in November after we file our third quarter Quarterly Report on Form 10-Q. We also make grants to newly hired employees at other times, provided the grant occurs on or after the date they commence their employment with us. Except for limited grants of stock awards discussed below, all grants of stock awards must be made at meetings of the Board of Directors or the Compensation Committee, which may be held in person or telephonically, but may not be made by written consent, and the grant date of the award is the date of the meeting. We recently commenced a practice of authorizing our Chief Executive Officer to grant a limited number of shares as awards under stock options or restricted stock to non-executive employees.

Prohibition on Option Repricing. Our 2008 Stock Plan prohibits the repricing of stock options, directly or indirectly such as through cancellations and re-grants, without stockholder approval.

Perquisites and Other General Benefits

Our named executive officers, like our other employees, are eligible to participate in various employee benefit plans, including medical plans and life and disability insurance. In addition, we maintain a 401(k) plan for the benefit of all our employees, including our named executive officers, and we make matching contributions to such persons, which matching percentage is the same for our named executive officers as for all other employees under our 401(k) plan.

We also provide limited perquisites and personal benefits to our named executive officers that are not otherwise available to all of our employees, but only to the extent that we believe they are reasonable and consistent with our overall compensation program and better enable us to attract and retain superior executives. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers. Certain of these perquisites and personal benefits are provided and required by our executives’ employment agreements as the result of negotiations in connection therewith. While the Compensation Committee considers these benefits and perquisites in making compensation decisions, they do not have a material influence on these decisions because they are a relatively insignificant portion of the total compensation of the executives.

We provide our Chief Executive Officer and our Chief Financial Officer with either the use of a company automobile intended primarily for business use or a car allowance in lieu of such use. In addition, we pay for one country club membership for our Chief Executive Officer, as provided in his employment agreement, which the Compensation Committee approved because it believes a club membership can provide an opportunity to build business and community relationships while promoting a healthy lifestyle. We do not own, lease, maintain or otherwise use any corporate aircraft, and our executives exclusively use commercial airlines for all air travel. We do not provide pension arrangements or similar benefits to either our named executive officers or our other employees, other than the annuity arrangement for Mr. Hinton discussed below. Periodically, our named executive officers attend company-related activities, such as sporting events or out-of town business meetings, in which we incur travel and other event-related expenses. In addition, we provide a $10 million life insurance policy for the benefit of Mr. Hinton and a supplemental disability policy for the benefit of Mr. Hutter.

Under his employment agreement, Mr. Hinton is entitled to receive, after retirement, monthly annuity payments equal to $1,500 per year of service to us from 2000 through the date of termination, capped at $20,000 per month, beginning at age 53, provided that Mr. Hinton may elect at least five years in advance to defer taking such payments at a later age (up to age 58), in which case the monthly amount will be equal to a higher amount (up to $2,000 per year of service subject to the same $20,000 per month cap). We purchased an annuity policy from a third party, which satisfied our obligation to make such payments.

The incremental cost of providing perquisites to our named executive officers is set forth in a separate table that is included in a footnote to the column entitled “All Other Compensation” in the Summary Compensation Table.

Termination Benefits

Other than the severance and change in control arrangements set forth in specific written employment agreements with some of our named executive officers, the participation and matching contributions under our tax-qualified 401(k) plan, and the annuity payments for Mr. Hinton discussed above, our named executive officers do not receive any deferred compensation, pension benefit or other termination benefits from us. Information regarding these severance and change in control arrangements for the named executive officers is discussed below under “— Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control.”

Employment Agreements, Change in Control Agreements and Severance Arrangements with Named Executive Officers

We have entered into employment agreements with each of our named executive officers. These employment agreements include change in control agreements and provisions providing for compensation after the termination of employment, but we have not entered into separate change in control agreements with any of our executives.

Each of these employment agreements provides for certain payments and other benefits if the named executive officer’s employment terminates under certain circumstances, including in the event of a “change in control.” The Compensation Committee believes that these severance and change in control arrangements are an important part of the overall compensation for our named executive officers because they help to secure the continued employment and dedication of our named executive officers, despite any concern that they might have regarding their own continued employment prior to or following a change in control. The Compensation Committee also believes that these arrangements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have similar agreements in place for their senior employees. In addition, the Compensation Committee believes these agreements will help assure us that we will have the continued dedication, undivided loyalty, objective advice and counsel and committed high level of performance from these named executive officers in the event of a proposed transaction, or the threat of a transaction, which could result in our change in control.

A summary and discussion of the employment agreements of the named executive officers is contained below under “—Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control.”

In addition, the 1998 Stock Plan and the 2008 Stock Plan generally provide for the acceleration of vesting of awards granted under the plans upon a change in control (as defined in the applicable plan). The provisions generally apply to all holders of awards under the plans. See “—Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control —Potential Payments Upon Termination or Change of Control” below for information regarding our payment obligations under our equity incentive plans to the named executive officers.

Tax and Accounting Considerations

From time to time, we review and consider the tax and accounting laws, rules and regulations that may affect our compensation programs. However, the tax and accounting treatment of compensation has not been a significant factor in determining the amounts and types of compensation for our named executive officers.

Accounting for Stock-Based Compensation

We account for stock-based compensation in accordance with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. We also take into consideration FASB ASC Topic 718 and other generally accepted accounting principles in determining changes to policies and practices for our stock-based compensation programs.

Limitations on Tax Deductibility of Executive Compensation Under Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s chief executive officer and the three other most highly compensated named executive officers excluding the chief executive officer. However, qualified performance-based compensation will not be subject to the deduction limit if certain requirements are met. In the event that the Compensation Committee considers approving salary or bonus compensation in the future that could exceed the $1 million deductibility threshold, it will consider what actions, if any, should be taken to make such compensation deductible. Our 2008 Stock Plan is designed so the grants of stock options and certain performance-based stock awards thereunder are tax-deductible. However, cash compensation, such as base salaries, cash bonuses and cash incentive compensation payments under the Executive Incentive Plan, and time-based stock awards are not qualified as performance-based compensation under Section 162(m) of the Code.

From time to time, certain compensation that the Compensation Committee may approve may not meet the requirements of Section 162(m) of the Code and, therefore, amounts in excess of $1 million paid to our executives may not be deductible by us. The Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation in such circumstances as they deem appropriate.

Recovery of Incentive Compensation in the Event of Financial Restatement

We have adopted a compensation clawback, or recoupment, policy authorizing our Board of Directors or the Compensation Committee, in its discretion, to recover any bonus, incentive award or other compensation paid to any of our officers, including our named executive officers, if the financial results or operating metrics upon which such compensation was based were restated due to the gross negligence or intentional misconduct of the officer. In addition, in accordance with Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial statements due to any material noncompliance with any financial reporting requirement under the federal securities laws, as a result of misconduct, our Chief Executive Officer and Chief Financial Officer are legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive from us during the 12-month period following the first public issuance or filing with the SEC of the financial document embodying such financial reporting requirement, as well as any profits they realized from the sale of securities during this 12-month period.

Stock Ownership Guidelines

We have always strongly encouraged our officers and directors to maintain a significant equity stake in our company and to align their interests with those of our stockholders, and in general they have done so. In 2008, we adopted stock ownership guidelines that specify minimum stock ownership levels for our directors, executive officers and certain key employees. Our Board of Directors believes that ownership by such persons of a meaningful financial stake in our company serves to more closely align their interests with the interests of our stockholders and ensure their commitment to the creation of stockholder value.

The stock ownership guideline for our Chief Executive Officer is three times his base salary, meaning ownership of shares of our common stock with a value equal to three times his base salary. The stock ownership guideline for all other executive officers and for employees who report directly to our Chief Executive Officer is one times base salary. The stock ownership guideline for our directors is three times their annual cash retainer. We test compliance with these guidelines at the end of each year, although non-officer key employees have until December 31, 2014 to meet these guidelines, and new officers, directors or key employees have five years after they become subject to these guidelines to achieve their applicable stock ownership requirements. Persons that do not satisfy these guidelines are required to hold all shares received from equity awards, net after any taxes, until compliance with these guidelines is achieved. Shares counted towards achievement of these stock ownership guidelines include shares owned outright and restricted shares subject to vesting based upon time or service-based conditions. Unvested stock options and restricted shares subject to performance-based vesting conditions will not count towards achievement of the guidelines. The value of shares owned is determined by utilizing the closing sale price of our common stock on the date of determination.

Insider Trading Policy

We have adopted an insider trading policy, which among other things restricts hedging the economic risk of common stock ownership. Directors, officers and key employees subject to our insider trading policy are prohibited from engaging in hedging transactions and are discouraged from engaging in any other short-term transactions in our common stock. Such persons are also prohibited from holding our common stock in a margin account or pledging our shares to secure a loan, except in limited circumstances where the arrangement has been approved in advance by our Board of Directors. No officer, and no director who will continue in office after the Annual Meeting, holds any shares that are either pledged or held in margin accounts. In addition, our directors, executive officers and key employees subject to our insider trading policy are not permitted to purchase and sell, or sell and purchase, our common stock within any six month period, or to make any short sales of our common stock.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Compensation Committee

John A. (Andy) Miller, Chairman

Anthony D. Pell

Kevin P. Collins

Thomas J. Madden III

W. Kent Geer

Compensation Policies and Practices as Related to Risk Management

Our Compensation Committee has discussed and, with the assistance of Cook, evaluated the concept of risk as it relates to our compensation policies and practices for our executives and employees. As part of the evaluation process, the Compensation Committee engaged in a compensation risk assessment to identify policies or practices that inherently encourage risk-taking behaviors and determine whether such policies or practices are reasonably likely to have a material adverse effect on us. Based on such evaluation and assessment, the Compensation Committee has concluded that, when viewed as a whole, our compensation policies and practices do not encourage excessive or inappropriate risk taking and do not create risks that are reasonably likely to have a material adverse effect on us. While our compensation program is based on a pay-for-performance philosophy with a significant amount of compensation at risk, a number of our compensation practices and policies are specifically designed to mitigate excessive risk-taking by our executives and other employees, including:

•	rigorous independent Compensation Committee oversight of executive compensation programs;

•

a reasonable base salary that provides sufficient steady income to allow our executives to meet their essential financial commitments with a stable amount of compensation not at risk and thus to focus their efforts on the achievement of not only short-term but also long-term performance and business, strategic and operating results;

•	bonus payouts that are not based solely upon corporate financial results but also based upon the achievement of individual performance objectives;

•	reasonable limits on incentive compensation payouts;

•	the use of equity awards that encourage long-term decision making;

•	a stock ownership policy that requires significant equity ownership, which encourages a focus on long-term value creation;

•	an insider trading policy that prohibits hedging in our securities;

•	an equity grants policy that restricts the timing and pricing of equity awards;

•

a balanced compensation program consisting of both cash and equity that includes short and long-term incentives as well as fixed and variable compensation and that is based on corporate and individual performance and financial and non-financial performance;

•	multiple year vesting periods in equity award grants;

•	a clawback or recoupment policy that allows the Compensation Committee to seek the return of compensation under certain circumstances if our financial statements are restated; and

•	a strict set of internal control over financial reporting designed to keep the calculation of financial measures from being susceptible to manipulation.

Summary Compensation Table

The following table sets forth information relating to the total compensation earned for services rendered to us in all capacities by (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) the only other person who was serving as an executive officer during fiscal 2012. We refer to these persons as our named executive officers.

Name and Principal Position	Year	Salary($)	Bonus($)(1)	Stock Awards($)(2)	Option Awards($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)		Total ($)
Sidney Hinton President and Chief Executive Officer	2012 2011 2010	595,000 550,000 550,000	0 0 0	0 0 0	0 0 0	762,700 676,042 547,500	46,264 40,478 39,600		1,403,964 1,266,520 1,137,100
Christopher T. Hutter Executive Vice President and Chief Financial Officer	2012 2011 2010	325,000 312,000 312,000	0 0 0	0 0 0	0 23,485 0	162,598 177,125 147,000	34,702 34,714 33,781		522,300 547,324 492,781
Gary J. Zuiderveen Vice President of Financial Reporting, Controller and	2012 2011 2010	198,750 210,000 210,000	37,000 145,000 45,000	0 0 0	0 0 0	0 0 0	527,174 12,609 11,270	(6)	762,924 367,609 266,270
Principal Accounting Officer

(1)	The amounts in this column reflect discretionary bonuses awarded by the Compensation Committee and paid to the named executive officers as indicated.
(2)	No stock awards were granted to any named executive officer in 2010, 2011 or 2012.
(3)	We granted awards of stock options to Mr. Hutter in 2011 but did not grant any awards of stock options to any named executive officers in 2010 or 2012 or to any other named executive officer in 2011. The amount in this column reflects the aggregate grant date fair value of the 2011 stock option award to Mr. Hutter computed in accordance with FASB ASC Topic 718. The grant date fair value of the stock option grant to Mr. Hutter in 2011 was computed based upon the assumptions included in note 13, “Share-Based Compensation,” to our audited consolidated financial statements for fiscal 2011 included in our Annual Report on Form 10-K filed with the SEC on March 8, 2012, excluding the impact of estimated forfeitures related to service-based vesting conditions. The amount shown in this column is not necessarily indicative of the actual value that will be realized by the named executive officer with respect to such award.
(4)	We adopted an Executive Incentive Plan in 2010. The amounts in this column for 2010, 2011 and 2012 reflect cash payouts to Messrs. Hinton and Hutter under the terms of our Executive Incentive Plan for each of those years, based on the achievement of defined financial goals and individual performance factors established for each.
(5)	The amounts in this column include the amounts we paid to or accrued on behalf of the named executive officers in fiscal 2012 related to the following:

Name	401(k) Matching Contributions($)	Group Term Life Insurance Premiums($)		Long-Term Disability Insurance Premiums($)		Health Insurance Premiums($)	Perquisites($)
Sidney Hinton	7,500	6,545	(a)	5,552	(a)	11,743	14,924	(b)
Christopher T. Hutter	7,500	910		2,549	(c)	11,743	12,000	(d)
Gary J. Zuiderveen	7,500	886		285		3,903	0

(a)	This amount listed under Group Term Life Insurance Premiums includes the premium we paid for an additional life insurance policy for his benefit, and the amount listed under Long-Term Disability Insurance Premiums includes the premium we paid for a separate long-term disability insurance policy for his benefit, both as provided in his employment agreement.

(b)	These perquisites consist of a car allowance ($9,321) and a country club membership ($5,603).
(c)	This amount includes premiums paid on a separate long-term disability insurance policy for his benefit.
(d)	The sole perquisite is a car allowance.

(6)	The amount in this column for Mr. Zuiderveen in 2012, in addition to the amounts set forth in note (5) above, includes the sum of $514,600 that Mr. Zuiderveen was paid out in September 2012 in connection with the termination of his previous employment agreement and the restructuring of his employment arrangement, which reduced his base salary and terminated his bonus and severance arrangements. See “—Components of Executive Income – Annual Cash Bonuses and Incentives —2012 Employment Agreement Termination and Discretionary Bonus Award to Mr. Zuiderveen” above.

Grants of Plan-Based Awards in Fiscal 2012

The following table sets forth information regarding plan-based awards granted to our named executive officers in fiscal 2012:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date(2)	Threshold ($)	Target ($)	Maximum ($)	Options (#)	Awards ($)	Awards ($)
Sidney Hinton	4/03/12	297,500	595,000	1,190,000	—	—	—
Christopher T. Hutter	4/03/12	81,250	162,500	243,750	—	—	—
Gary J. Zuiderveen	—	—	—	—	—	—	—

(1)	The Estimated Future Payouts Under Non-Equity Incentive Plan Awards shown were the 2012 award opportunities under the 2012 Incentive Plan, which were established by the Compensation Committee and expressed as a percentage of base salary. The amounts shown represent the potential payouts of performance incentive awards that could have been made under the 2012 Incentive Plan for Messrs. Hinton and Hutter. The amounts under the Threshold, Target and Maximum columns reflect the potential bonus payouts if all threshold, target or maximum performance levels, respectively, established for Messrs. Hinton and Hutter had been met under the 2012 Incentive Plan. No payouts would have been made under the 2012 Incentive Plan if none of the threshold levels of performance had been met. The actual amounts of the payouts to Messrs. Hinton and Hutter under the 2012 Incentive Plan are shown under the column “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.
(2)	Reflects the date on which the Compensation Committee approved the 2012 Incentive Plan financial metrics, performance goals and payout levels. Mr. Zuiderveen did not receive any plan-based awards in fiscal 2012.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table sets forth information regarding the outstanding equity awards, consisting of unexercised stock options, held by our named executive officers as of December 31, 2012. No unvested restricted stock was held by our named executive officers as of December 31, 2012.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date(2)
Sidney Hinton	25,000 25,000	— —	4.22 6.65	9/26/15 12/05/15
Christopher T. Hutter	2,500 2,000	2,500 8,000	3.56 6.21	12/03/18 3/15/21
Gary J. Zuiderveen	25,000 10,000 6,000	— — 1,500	3.06 6.65 3.56	2/04/15 12/05/15 12/03/18

(1)	These unexercisable options, which are options that had been granted but had not vested as of December 31, 2012, vest in five equal annual installments of 20% of such shares, commencing on the first anniversary of the date of grant.
(2)	The right to exercise these stock options terminates on the earlier of the Option Expiration Date listed in this column, 90 days after the termination of their service to us including service as an employee, director or consultant or one year after the date of their death or permanent disability.

Option Exercises and Stock Vested in Fiscal 2012

The following table sets forth information regarding the exercise of stock options by, and the vesting of restricted stock held by, the named executive officers in 2012.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Sidney Hinton	—	—	360,000	1,732,800
Christopher T. Hutter	7,500	21,000	15,000	93,825
Gary J. Zuiderveen	—	—	12,000	75,060

(1)	The amounts in these columns reflect shares of restricted stock that were granted in 2007 subject to vesting upon the satisfaction of performance conditions (the performance shares) and service conditions (the service shares) that vested in 2012. The performance shares (Mr. Hinton, 60,000 shares; Mr. Hutter, 2,500 shares and Mr. Zuiderveen, 2,000 shares) vested in March 2012 due to the achievement of the performance goal for fiscal 2011. The service shares (Mr. Hinton, 300,000 shares; Mr. Hutter, 12,500 shares and Mr. Zuiderveen, 10,000 shares) vested in 2012 due to the continued employment of such officers throughout the five year cliff-vesting period. The material terms of these restricted stock awards, including their vesting conditions, are described above under “—Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Compensation.”
(2)	Based upon the difference between the fair market value of our common stock on the date these shares were exercised, which was equal to the closing sale price of our common stock on such date as reported on The Nasdaq Global Select Market, and the applicable exercise price of the stock option.
(3)	Based upon the fair market value of our common stock on the date these shares of restricted stock vested, which was equal to the closing sale price of our common stock on such date as reported on The Nasdaq Global Select Market.

Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control

Pension Benefits

We do not provide, sponsor or maintain any pension arrangements for our named executive officers or for our employees, except for the annuity arrangement in Mr. Hinton’s employment agreement described below. Our named executive officers are eligible to participate in our 401(k) defined contribution plan. We contribute to each participant in our 401(k) plan a matching contribution equal to 50% of the first 6% of the participant’s compensation that has been contributed to the plan, up to a maximum matching contribution of $7,500. All of our named executive officers participated in our 401(k) plan during fiscal 2012.

Non-Qualified Deferred Compensation

We do not provide and we have not adopted any non-qualified deferred contribution plans or other deferred compensation plans. In the future, the Compensation Committee may elect to provide our officers and other employees with non-qualified deferred contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Employment Agreements

Sidney Hinton. On August 15, 2007, we entered into an employment and non-competition agreement with Sidney Hinton as our President and Chief Executive Officer, which was amended on December 31, 2008 for the sole purpose of complying with the provisions of Internal Revenue Code Section 409A without modifying the substantive provisions of Mr. Hinton’s base salary, bonus plans, equity awards or term of employment. On December 17, 2009, we amended and restated Mr. Hinton’s employment agreement in order to extend the term of Mr. Hinton’s employment and to modify certain other terms and conditions of his employment and compensation thereunder. The key terms of Mr. Hinton’s employment agreement, as currently in effect, are as follows:

•

The term of Mr. Hinton’s employment will continue until December 31, 2015, with automatic additional one-year renewal periods when the term expires, unless either we or Mr. Hinton gives 90 days prior written notice of termination.

•	Mr. Hinton’s base salary is currently set at $595,000 per year, and is subject to annual upward adjustments at the discretion of the Board of Directors (through the Compensation Committee).

•

Mr. Hinton participates in an annual incentive plan based on such factors, metrics and terms as the Compensation Committee establishes each year, with an annual bonus target equal to no less than Mr. Hinton’s annual base salary.

•	Mr. Hinton was granted 600,000 shares of restricted stock in August 2007, the final tranches of which vested in 2012.

•	We have purchased a $10 million term life insurance policy for the sole benefit of Mr. Hinton’s beneficiaries.

•

Mr. Hinton is entitled to either the use of a company vehicle or the receipt of a vehicle allowance, one country club membership and all other standard employee benefits consistent with other executive officers and commensurate with his positions.

•

Mr. Hinton is entitled to receive certain payments and benefits upon the termination of his employment under different circumstances, including, but not limited to, a change in control, as discussed below under “—Potential Payments Upon Termination or Change in Control.”

•

Mr. Hinton is prohibited from competing with our business for a period of three years after the termination of his employment by us without cause or by Mr. Hinton for good reason or without the employment term being renewed. The employment agreement also contains certain restrictions on Mr. Hinton’s disclosure of our confidential information and his use of our inventions and other intellectual property.

•

After his retirement, Mr. Hinton will receive monthly annuity payments equal to $1,500 per year of service to us from 2000 through the date of termination, capped at $20,000 per month, beginning at age 53, provided Mr. Hinton may elect upon five years notice to not begin taking annuity payments until a later age (up to age 58), in which case such monthly annuity payments will be equal to an amount up to $2,000 per year of service, still capped at $20,000 per month. We have purchased an annuity policy from an insurance company, which satisfied our obligation to make these payments.

Christopher T. Hutter. On December 10, 2007, we entered into an employment and non-competition agreement with Christopher T. Hutter as our Chief Financial Officer, which was amended on December 31, 2008 for the sole purpose of complying with the provisions of Internal Revenue Code Section 409A without modifying Mr. Hutter’s base salary, bonus plans, equity awards or term of employment. The key terms of Mr. Hutter’s employment agreement, as currently in effect, are as follows:

•

Mr. Hutter’s employment is currently in under an automatic one-year renewal period that commenced on December 10, 2012 and will continue for successive automatic one-year renewal periods unless either we or Mr. Hutter gives 90 days prior written notice of termination.

•	Mr. Hutter’s base salary is currently set at $325,000 per year, and is subject to annual upward adjustments at the discretion of the Board of Directors (through the Compensation Committee).

•

Mr. Hutter is eligible to receive a bonus in a target amount of at least 35% of his base salary, as from time to time in effect, based upon the achievement of such performance goals as are established annually by the Compensation Committee based in part upon the recommendation of our Chief Executive Officer.

•	Mr. Hutter was granted 25,000 shares of restricted stock in December 2007, the final tranches of which vested in 2012.

•

Mr. Hutter is entitled to either the use of a company vehicle or the receipt of a vehicle allowance and other standard employee benefits consistent with other executive officers and commensurate with his positions.

•

Mr. Hutter is entitled to receive certain payments and benefits upon the termination of his employment under different circumstances, including, but not limited to, a change in control, as discussed below under “—Potential Payments Upon Termination or Change in Control.”

•

Mr. Hutter is prohibited from competing with our business for a period of two years after the termination of his employment, if he receives a full severance package, or for a period of one year otherwise. Mr. Hutter’s employment agreement also contains certain restrictions on Mr. Hutter’s disclosure of confidential information and his use of our inventions and other intellectual property.

Gary J. Zuiderveen. In April 2007, we entered into an employment and non-competition agreement with Gary J. Zuiderveen, as our Principal Accounting Officer and Controller, which was subsequently amended. In September 2012, the 2007 employment agreement was terminated, and we entered into a new employment agreement with Mr. Zuiderveen. The key terms of Mr. Zuiderveen’s current employment agreement are as follows:

•	The term of Mr. Zuiderveen’s employment will continue until December 31, 2015.

•	Mr. Zuiderveen’s base salary is $150,000 per year.

•	Mr. Zuiderveen received a $37,000 bonus for his services in 2012 through the date of the new employment agreement, but is not entitled to receive any future bonuses.

•	Mr. Zuiderveen was granted 20,000 shares of restricted stock in December 2007, under his previous employment agreement, and the final tranches of that grant vested in 2012.

•	Mr. Zuiderveen is not entitled to receive any further compensation upon the termination of his employment.

•

Mr. Zuiderveen is prohibited from competing with our business for a period of two years after the termination of his employment. Mr. Zuiderveen’s employment agreement also contains certain restrictions on Mr. Zuiderveen’s disclosure of confidential information and his use of our inventions and other intellectual property.

Potential Payments Upon Termination or Change in Control

The information below discusses the compensation payable to each of the named executive officers employed with us on December 31, 2012, in the event of the termination of such executive’s employment under different circumstances, such as involuntary termination without cause, voluntary termination with good reason, involuntary termination with cause, voluntary termination without good reason, termination upon or following a change in control, termination upon the expiration of the employment term without renewal, death and disability. We have entered into employment agreements with all of our named executive officers. These employment agreements provide for certain severance arrangements upon the termination of employment, including following a change in control. Under these severance arrangements, the severance is payable upon or after a change in control only if the officer’s employment terminates within three years thereafter because the employee is terminated by our successor without “cause” or by employee for “good reason” (for Messrs. Hinton and Zuiderveen) or for any reason (for Mr. Hutter), as such terms are defined in the named executive officer’s respective employment agreements.

Sidney Hinton. Under Mr. Hinton’s employment agreement, which is described above under “—Employment Agreements—Sidney Hinton,” Mr. Hinton will receive certain compensation upon the termination of his employment, including upon or after a change in control of us or of our PowerSecure subsidiary. However, if Mr. Hinton is deemed to be a “specified employee” for Section 409A purposes at the time of the termination of his employment, then no severance amounts will be payable to him until six months and one day after the date of the termination, with catch-up payments after that period.

In the event of the termination of Mr. Hinton’s employment by us without “cause” or by Mr. Hinton with “good reason” (as those terms are defined in his employment agreement), then Mr. Hinton would be entitled to the following:

•

a severance amount equal to three times the sum of (i) his highest base salary in effect during his employment term, plus (ii) the greater of (A) the average annual bonus awarded to him for the prior three fiscal years, or (B) the average of the annual bonus awarded to him for the prior two fiscal years and of the bonus that would have been awarded to him for the fiscal year in which his employment terminated if he had remained employed through the end of the fiscal year (which bonus component, in either case, will be no less than one time and no greater than two times the base salary amount in (i)), payable pro rata over the 36 months after the date of termination;

•	the monthly annuity payments, commencing at or after age 53 (the amount of which increases if payments are deferred up to age 58); and

•	the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination for a period of three years.

In the event of the termination of Mr. Hinton’s employment, either by us or our successor without cause, or by Mr. Hinton for good reason, within three years after a change in control of either us or our PowerSecure subsidiary, then Mr. Hinton would be entitled to receive the same compensation as he would receive if his employment is terminated by us without cause, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance-based) and all unvested stock options held by him at the time of termination would automatically vest and become fully exercisable.

In the event of the termination of Mr. Hinton’s employment upon his death or by us for cause or by Mr. Hinton without good reason, then Mr. Hinton would only be entitled to receive the accrued and unpaid portions of his salary and bonus earned through the date of termination, although in the event of Mr. Hinton’s death his beneficiaries would receive the benefits of a $10 million life insurance policy and all restricted shares (regardless of whether vesting is time-based or performance-based) held by him at that time would automatically vest.

In the event of the termination of Mr. Hinton’s employment due to his permanent disability or upon the expiration without renewal of his employment agreement, then Mr. Hinton would be entitled to receive the following:

•

one-third of the full severance amount (in other words, one times the sum of his last base salary and his average bonus over the prior three years), payable over the 12 months following the date of termination, if the termination is due to permanent disability or expiration of the employment agreement;

•	the monthly annuity payments, commencing at or after age 53 (the amount of which increases if payments are deferred up to age 58);

•	in the event of disability, all restricted shares (regardless of whether vesting is time-based or performance based) held by him at that time would automatically vest; and

•

in the event of disability, the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination for a period of three years.

Christopher T. Hutter. Under Mr. Hutter’s employment agreement, which is described above under “—Employment Agreements—Christopher T. Hutter,” Mr. Hutter will receive certain compensation upon the termination of his employment, including upon or after a change in control.

In the event of the termination of Mr. Hutter’s employment by us without “cause” (as such term is defined in his employment agreement), then Mr. Hutter would be entitled to the following:

•	a severance amount equal to two times his highest base salary in effect during his employment term, payable over the 24 months after the date of termination;

•

a separation bonus equal to two times the greater of (i) the average annual bonus awarded to him for the prior three fiscal years, or (ii) the average of the annual bonus awarded to him for the prior two fiscal years and of the bonus that would have been awarded to him for the fiscal year in which his employment terminated if he had remained employed through the end of the fiscal year (which separation bonus will be no greater than the severance amount), payable pro rata from the date of termination of employment through March 14 of the following calendar year; and

•	the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination for a period of two years.

In the event of the termination of Mr. Hutter’s employment, either by us or our successor without cause or by Mr. Hutter for any reason, within three years after a change in control, then Mr. Hutter would be entitled to receive the same compensation as he would receive if his employment is terminated by us without cause, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance based) and all unvested stock options held by him at the time of termination would automatically vest and become fully exercisable.

In the event of the termination of Mr. Hutter’s employment upon his death, by us for cause or by Mr. Hutter voluntarily, then Mr. Hutter would only be entitled to receive the accrued and unpaid portions of his salary and bonus earned through the date of termination, although in the event of Mr. Hutter’s death on or after July 1 of any year his beneficiaries would receive a prorated portion of any bonus, a “stub bonus,” that would have been earned by him during that year (but for his death) based on the bonus criteria for that year established by the Board of Directors, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance-based) held by him would automatically vest.

In the event of the termination of Mr. Hutter’s employment due to his permanent disability or upon the expiration without renewal of his employment agreement, then Mr. Hutter would be entitled to receive the following:

•	one-half of the full severance amount, payable over the 12 months following the date of termination;

•	one-half the full separation bonus, payable pro rata from the date of termination of employment through March 14 of the following calendar year;

•	any stub bonus, if the termination of employment occurs on or after July 1 of any year; and

•

the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination for a period of two years, in the event of disability, or one year, in the event of the expiration of his employment agreement.

Gary J. Zuiderveen. Under Mr. Zuiderveen’s employment agreement, which is described above under “—Employment Agreements—Gary J. Zuiderveen,” Mr. Zuiderveen is not entitled to any further compensation upon the termination of his employment for any reason, whether at the expiration of its term or earlier by us or by him.

Potential Payments Upon Termination of Employment Table. The information below shows the potential amount of compensation that would be payable to each of the named executive officers employed with us on December 31, 2012, in the event of the termination of such executive’s employment under the circumstances listed in the table. The amounts of compensation payable upon termination are estimates only and assume that such termination was effective as of December 31, 2012 and that all amounts earned through such time had been fully paid. The actual amounts to be paid out can only be determined at the time of such executive’s termination of employment from us.

Potential Payments Upon Termination of Employment Table

Name	Severance Amount and Separation Bonus ($)	Continuation of Employee Benefits (1) ($)	Acceleration of Restricted Stock Awards ($)	Acceleration of Stock Options (2) ($)	Other ($)	Total Termination Benefits ($)
Sidney Hinton
• Change in Control (3)	3,771,242	71,520	0	0	0	3,842,762
• Involuntary without Cause	3,771,242	71,520	0	0	0	3,842,762
• Voluntary with Good Reason	3,771,242	71,520	0	0	0	3,842,762
• Involuntary with Cause	0	0	0	0	0	0
• Voluntary without Good Reason	0	0	0	0	0	0
• Death (4)	0	0	0	0	0	0
• Disability	1,257,081	71,520	0	0	0	1,328,601
• Expiration of Term (5)	1,257,081	0	0	0	0	1,257,081
Christopher T. Hutter
• Change in Control (3)	974,482	30,404	0	23,425	0	1,028,311
• Involuntary without Cause	974,482	30,404	0	0	0	1,004,886
• Voluntary with Good Reason	0	0	0	0	0	0
• Involuntary with Cause	0	0	0	0	0	0
• Voluntary without Good Reason	0	0	0	0	0	0
• Death (4)	0	0	0	0	0	0
• Disability	487,241	30,404	0	0	0	517,645
• Expiration of Term (5)	487,241	15,202	0	0	0	502,443
Gary J. Zuiderveen
• Change in Control (3)	0	0	0	0	0	0
• Involuntary without Cause	0	0	0	0	0	0
• Voluntary with Good Reason	0	0	0	0	0	0
• Involuntary with Cause	0	0	0	0	0	0
• Voluntary without Good Reason	0	0	0	0	0	0
• Death (4)	0	0	0	0	0	0
• Disability	0	0	0	0	0	0
• Expiration of Term (5)	0	0	0	0	0	0

(1)	Based upon 2012 rates without giving any effect to rate and price increases.
(2)	Reflects the aggregate value of in-the-money stock options that were unvested as of December 31, 2012 that would vest upon the occurrence of the respective event of termination (“accelerated options”), which aggregate value was calculated by multiplying (i) the amount by which the fair market value of our common stock as of December 31, 2012, which was $7.81 per share based upon the closing sale price of our common stock on such date as reported on The Nasdaq Global Select Market, exceeded the applicable exercise price of such accelerated options, by (ii) the number of accelerated options.
(3)	Assuming the termination of the named executive officer’s employment within three years thereafter either (i) by our successor without cause, or (ii) by the officer for good reason (for Messrs. Hinton and Zuiderveen) or for any reason (for Mr. Hutter), as discussed above under “—Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control—Employment Agreements.”
(4)	Does not include the proceeds of any life insurance policies funded by us and payable to the named executive officer’s beneficiaries upon death.
(5)	The expiration of the term of the employment agreements, for all the named executive officers, occurs after December 31, 2012, but for purposes of this table is assumed to occur on December 31, 2012.

Equity Compensation Plan Information

The 1998 Stock Plan and the 2008 Stock Plan are our only two equity compensation plans under which shares of our common stock have been authorized for issuance to our directors, officers, employees, advisors and consultants and awards have been made and were outstanding as of December 31, 2012. In addition, during 2006 we issued stock options to newly hired non-executive employees outside of any equity compensation plan that had been approved by our stockholders, which are the only outstanding options granted under plans not approved by our stockholders.

The following table contains information about the shares of our common stock that may be issued upon the exercise of options that were outstanding under our existing equity compensation plans as of December 31, 2012:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	768,161	(1)	$6.90	1,400,218	(2)
Equity compensation plans not approved by security holders	70,000	(3)	$10.62	0

Total	838,161		$7.21	1,400,218	(2)

(1)	Represents options to purchase shares of common stock granted under our 1998 Stock Plan and under our 2008 Stock Plan that were outstanding but unexercised as of December 31, 2012.
(2)	Represents shares of common stock available for issuance under our 2008 Stock Plan as of December 31, 2012. We cannot make any additional awards under our 1998 Stock Plan.
(3)	Represents options to purchase shares of common stock granted during 2006 to newly hired non-executive employees outside of any equity compensation plan that had been approved by our stockholders.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting the compensation for our directors, we consider the significant amount of time and effort that directors spend fulfilling their duties to us, on both our Board and on committees of the Board, as well as the skill-level, expertise and accountability required of members of the Board. We believe that annual compensation for non-employee directors should generally consist of both a cash component, designed to compensate members for their service on the Board and its committees, and an equity component, designed to align the interests of directors and stockholders. The Compensation Committee periodically reviews the compensation of our directors and, from time to time, recommends to the full Board changes to the compensation of our directors. In addition, we have adopted stock ownership guidelines that require each non-employee director to own shares of our common stock with a market value of at least three times the annual retainer. See “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines.”

Compensation Arrangements

Directors who are also officers or employees of our company or any of our subsidiaries do not receive any additional compensation for serving on the Board of Directors or its committees. All directors are reimbursed for their out-of-pocket costs of attending meetings of the Board and its committees. Directors who are not also officers or employees of our company or any of our subsidiaries, which we refer to as non-employee directors, receive a combination of cash, the amount of which is based on the Board retainer and committee chairmanships and attendance fees, and annual grants of equity awards.

During fiscal 2012, each non-employee director received a monthly retainer of $3,000 for his service on the Board, plus a fee of $1,500 for each committee meeting attended. Only one fee for committee meeting attendance is paid per day regardless of how many committee meetings are attended that day. Our non-executive Chairman of the Board receives an additional annual retainer of $15,000 for his service in that capacity, in addition to receiving the compensation paid to the other non-employee directors. The chairman of each committee receives an additional annual retainer of $7,500, in addition to receiving compensation for attending meetings of such committee. We do not provide any life insurance, disability, health care coverage, retirement or pension plans or other benefits to our non-employee directors.

In addition, each non-employee director receives an annual award of shares of restricted stock with an aggregate fair market value, based on the closing sale price of our common stock on the date of grant, equal to $50,000, which award vests in four equal quarterly installments over the succeeding year.

Director Compensation Table

The following table summarizes the total compensation we paid to our non-employee directors for fiscal 2012:

Director Compensation for Fiscal 2012

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Total ($)
Anthony D. Pell	86,250	50,000	136,250
Kevin P. Collins	79,500	50,000	129,500
John A. (Andy) Miller	78,000	50,000	128,000
Thomas J. Madden III	76,500	50,000	126,500
W. Kent Geer	47,625	25,000	72,625

(1)	Sidney Hinton, who served as a director during fiscal 2012, is not included in this table because as our President and Chief Executive Officer during fiscal 2012 he received no separate or additional compensation for his service on the Board of Directors. The compensation received by Mr. Hinton as an executive officer during fiscal 2012 is shown in the Summary Compensation Table under “Executive Compensation.”

(2)	Includes all fees earned for services as a director during fiscal 2012, including the annual cash retainer for service on our Board, annual committee chair retainers, committee meeting attendance fees and, for Mr. Pell, the $15,000 annual retainer for his service as the Chairman of the Board.
(3)	On June 19, 2012, each non-employee director was granted an annual director award of 11,876 shares of restricted common stock, vesting in four equal quarterly installments over the subsequent 12 months, and the grant date fair value of this award, as computed in accordance with FASB ASC Topic 718, was $4.21 per share, based upon the closing sale price of our common stock on the date of grant as reported on The Nasdaq Global Select Market.
(4)	The following table shows the number of unvested shares of restricted stock outstanding, and the number of shares of common stock that could be acquired upon the exercise of outstanding options, held by the non-employee directors as of December 31, 2012:

Name (a)	Options Outstanding on December 31, 2012(b)	Unvested Shares of Restricted Stock Outstanding as of December 31, 2012(c)
Anthony D. Pell	17,500	5,938
Kevin P. Collins	28,611	5,938
John A. (Andy) Miller	15,000	5,938
Thomas J. Madden III	0	5,938
W. Kent Geer	0	5,938

(a)	The outstanding options held by Mr. Hinton as of December 31, 2012 are shown in the Outstanding Equity Awards at Fiscal Year-End Table under “Executive Compensation.”
(b)	All options were fully vested as of December 31, 2012.
(c)	Represents only shares of restricted stock that had not vested as of December 31, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have adopted a written policy regarding the review and approval of related person transactions. Under this policy, our Audit Committee, all the members of which are independent, must review any material transaction in which we are a participant and any related person has a direct or indirect material interest. The Audit Committee may approve the related person transaction if it determines that the transaction is on terms that are comparable to, or no less favorable to us than, terms that could be obtained from unaffiliated persons, and that the transaction is in or not inconsistent with the best interests of us and our stockholders. For purposes of this policy, related persons means our directors, officers, 5% stockholders, the immediate family members of any of the foregoing persons, and any firms, corporations, partnerships or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Jonathan Hinton, who is the son of Sidney Hinton, our President and Chief Executive Officer, was employed by our PowerSecure subsidiary as its Senior Vice President until October 2008. Under the terms of his employment and non-competition agreement with us, Mr. J. Hinton was entitled to receive commissions based upon the gross margin of sales of projects, equipment and inventory generated by his primary sales efforts on projects generated by his sales efforts while he was employed with us as to which we recorded revenues and collected sales proceeds after his employment ended. All commissions due to Mr. Hinton were paid in full in March 2013. In addition, in August 2009, we entered into a distributorship and non-competition arrangement with Mr. J. Hinton and Apex Controls, Inc., a company controlled by Mr. J. Hinton. Under this arrangement, we appointed Apex as our independent, non-exclusive distributor, primarily to sell and distribute our EfficientLights LED lighting solutions for refrigerated cases. In addition, this arrangement restricted Mr. J. Hinton and Apex from competing with our other businesses through October 1, 2015. In consideration for Apex’s services and the covenants and obligations of Apex and Mr. J. Hinton, we agreed to pay Apex a commission, on an as-collected basis, for sales of our products and services generated by Apex, as well as $200,000 for entering into the distributorship and non-competition arrangement and additional payments of $200,000 in January 2010 and $100,000 annually from 2011 through 2015. In 2012, we paid Mr. J. Hinton a total of $112,894 for commissions earned in accordance with his employment agreement, and we paid Mr. J. Hinton and Apex a total of $100,000 under the distributorship and non-competition arrangement. In 2013, the distributorship and non-competition arrangement was terminated, and we have no further payment obligations thereunder. The entry into the distributorship and non-competition arrangement and the termination thereof were approved by the Audit Committee.

We have entered into indemnification agreements with each of our directors and our executive officers. These agreements require us to indemnify such persons against certain liabilities that may arise against them by reason of their status or service as our officers or directors, to the fullest extent permitted by Delaware law, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We maintain insurance policies covering our officers and directors under which the insurer has agreed to pay the amount of any claim made against the officers or directors that such officers or directors may otherwise be required to pay or for which we are required to indemnify such officers and directors, subject to certain exclusions and conditions, up to policy limits.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of five members of the Board, each of whom is independent under our Standards of Director Independence, the current listing standards of The Nasdaq Stock Market and the applicable rules and regulations of the SEC. The Audit Committee operates under a formal written charter, which has been approved by the Board of Directors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the charter of the Audit Committee is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”

Our management is responsible for the preparation, presentation and integrity of our financial statements and for establishing and maintaining the integrity of our accounting and financial reporting processes, including our system of internal control over financial reporting, the audit process and the process for monitoring compliance with laws and regulations and ethical business standards. Our independent registered public accounting firm is responsible for performing an independent audit of our annual consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion and issuing a report as to the conformity of such financial statements with generally accepted accounting principles, as well as for issuing a report on the effectiveness of our internal control over financial reporting. The role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to monitor and oversee the quality and integrity of these financial reporting processes, including reviewing the annual and quarterly financial information in the Company’s SEC reports and filings, and evaluating our system of internal controls established by our management. Additionally, the Audit Committee has the sole authority to appoint, retain, fix the compensation and other terms of, oversee and terminate our independent registered public accounting firm and to grant the prior approval of the nature and scope of and the fee arrangements for audit and permitted non-audit services by our independent registered public accounting firm.

In discharging its oversight responsibilities, the Audit Committee reviewed and discussed with management and with Hein & Associates LLP, our independent registered public accounting firm, our audited consolidated financial statements for the fiscal year ended December 31, 2012. The Audit Committee also discussed with Hein the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended (AICPA, Professional Standards, Vol. 1, AU 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee met with Hein, with and without management present, to discuss and review the results of their examination of our financial statements and the overall quality, not just the acceptability, of our financial reports and accounting principles. The Audit Committee also considered and discussed with management and Hein other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

In addition, the Audit Committee received from Hein the written disclosures and the letter from Hein required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Hein their independence and considered the compatibility of non-audit services performed by Hein with their independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which we filed with the SEC on March 7, 2013. In addition, the Audit Committee appointed Hein as our independent registered public accounting firm for the fiscal year ending December 31, 2013, and recommends that stockholders ratify that appointment.

The members of the Audit Committee are not professional accountants or members of a registered public accounting firm, and, as specified in its charter, it is not the duty of the Audit Committee to prepare financial statements, to plan or conduct audits or to determine that our consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. In discharging its duties, the Audit Committee has relied on (i) management’s representation that our annual consolidated financial statements were prepared with integrity and objectivity and in accordance with generally accepted accounting principles, and (ii) the report of our independent registered public accounting firm with respect to such financial statements.

Audit Committee

W. Kent Geer, Chairman

Anthony D. Pell

Kevin P. Collins

John A. (Andy) Miller

Thomas J. Madden III

INCORPORATION BY REFERENCE

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. In addition, information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or incorporated into any other filing that we make with the SEC.

ANNUAL REPORT

Our 2012 Annual Report to Stockholders, which contains our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and includes our audited consolidated financial statements for the fiscal year ended December 31, 2012, accompanies this proxy statement but is not a part of this proxy statement or our proxy solicitation materials. We will provide, without charge, additional copies of our 2012 Annual Report to any stockholder upon receipt of a written request, addressed to us at:

PowerSecure International, Inc.

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

Attention: Investor Relations

Our 2012 Annual Report to Stockholders is also available electronically at www.edocumentview.com/powr.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and beneficial owners of more than 10% of our outstanding common stock, to file with the SEC initial reports regarding their ownership and changes in ownership of our securities, and to furnish us with copies of all such Section 16(a) reports that they file. We believe that, during fiscal 2012, all reports required by Section 16(a) to be filed by such persons were timely filed, except for two reports by Sidney Hinton and one report by Mr. Hutter, all relating to the withholding solely for tax purposes of restricted shares upon vesting, which were filed late. In making this statement, we have relied upon a review of the copies of the Section 16(a) reports furnished to us and the written representations of our directors and executive officers.

STOCKHOLDER PROPOSALS

Stockholders may submit proper proposals for consideration at future stockholder meetings, if they comply with the requirements of federal and state laws and regulations and our amended and restated by-laws, which are summarized below.

Proposals to be Included in our Proxy Materials

In order for a stockholder proposal to be considered for inclusion in our proxy materials for our 2014 annual meeting of stockholders, the written proposal must be received by our Secretary at our principal executive offices on or before December 23, 2013. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act, including the SEC regulations under Rule 14a-8. The timely submission of a stockholder proposal does not guarantee that it will be included in our proxy materials for the 2014 annual meeting of stockholders.

Other Proposals and Nominations

Our by-laws establish advance notice procedures that a stockholder must comply with in order (i) to nominate persons for election to our Board of Directors at an annual meeting of stockholders or (ii) to bring other items of business before an annual meeting of stockholders that will not be included in our proxy materials pursuant to Rule 14a-8.

Our by-laws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (1) specified in the notice of the meeting given by or at the direction of our Board of Directors, (2) brought before the meeting by or at the direction of our Board of Directors, or (3) otherwise properly brought before the meeting by a stockholder who (a) was a stockholder of record both when such stockholder gave such notice and at the time of the annual meeting, (b) is entitled to vote at the annual meeting, and (c) complies with the notice procedures in our by-laws by delivering timely written notice to our corporate secretary, which notice must contain the information specified in our by-laws concerning the matters to be brought before such annual meeting and concerning the stockholder making the proposal. These by-law requirements are separate from the SEC requirements under Rule 14a-8 that a stockholder must comply with in order to have a stockholder proposal included in our proxy statement.

These advance notice procedures of our by-laws require that, among other things, notice of a stockholder proposal of an item of business not intended to be included in our proxy statement must be submitted by a stockholder in writing to and received by our Secretary not less than 90 days nor more than 120 days prior to the one year anniversary of the preceding year’s annual meeting, unless the date of the annual meeting is more than 30 days before or after the anniversary of the date of the preceding annual meeting, in which case we must receive the notice not later than 90 days before the date of the annual meeting or, if later, 10 days following the date on which public disclosure of the date of the annual meeting is first made. For stockholder proposals to be timely for our 2014 annual meeting, a stockholder must deliver written notice to our corporate secretary at our principal executive offices not earlier than February 11, 2014 and not later than March 14, 2014. However, if the date of our 2014 annual meeting is changed by more than 30 days from the anniversary date of the 2013 Annual Meeting, then the notice of the stockholder proposal must be received not later than 90 days before the date of the 2014 annual meeting or, if later, 10 days following the date on which public announcement of the date of the 2014 annual meeting is first made.

In addition, our by-laws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, a stockholder must give timely notice of such nomination to our Secretary at our principal executive offices, which notice must contain the information specified in our by-laws concerning the person to be nominated as a director and concerning the stockholder making the nomination. To be timely, such notice must be received by our Secretary within the time period described in the paragraph above for stockholder proposals not intended to be included in our proxy statement. In addition, the proposed nominee must be willing to provide any other information reasonably requested by the Nominating and Corporate Governance Committee.

Only such business may be conducted at an annual meeting of stockholders as shall have been properly brought before the annual meeting in accordance with the procedures set forth in the advance notice provisions of our by-laws. The chairman of our 2014 annual meeting will have the discretion to determine if a nomination or another item of business proposed by a stockholder has been proposed in accordance with the procedures set forth in our by-laws, and if not, declare that the nomination or other item of business be disregarded. Only nominations for director and proposals of other items of business submitted in accordance with the advance notice provisions of our by-laws will be eligible for presentation at our 2014 annual meeting, and any matter not submitted in accordance with such provisions will not be considered or acted upon at our 2014 annual meeting.

A copy of the relevant provisions of our by-laws regarding the requirements for making stockholder proposals and nominating director candidates may be obtained by a stockholder, without charge, upon written request to our corporate secretary at our principal executive offices.

Notice and Other Information

All notices of nominations for director and proposals of other items of business by stockholders, whether or not to be included in our proxy materials, must be sent to us as follows:

PowerSecure International, Inc.

1609 Heritage Commerce Court

Wake Forest, NC 27587

Attention: Secretary

Any stockholder proposal or director nomination must also comply with all other applicable provisions of our Second Restated Certificate of Incorporation and our by-laws, the Exchange Act (including the rules and regulations under the Exchange Act), and Delaware law. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements. If we do not exclude the proposal, then the persons appointed as proxies in the proxy card solicited by the Board of Directors for the 2014 annual meeting may exercise discretionary voting authority to vote in accordance with their best judgment on any proposal submitted outside of Rule 14a-8.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the persons appointed as proxies in the accompanying proxy card will have the discretionary authority to vote the shares represented by the proxy card on such matters in accordance with their best judgment.

By Order of the Board of Directors

Sidney Hinton

President and Chief Executive Officer

Wake Forest, North Carolina

April 22, 2013

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 11, 2013:

This proxy statement and our 2012 Annual Report to Stockholders are available at

www.edocumentview.com/powr.

Appendix A

Reconciliation of Certain Non-GAAP Financial Measures

References in this proxy statement to our 2012 and 2011 non-GAAP diluted earnings per share constitute non-GAAP financial measures. For 2012, this refers to our GAAP diluted earnings per share, adjusted to exclude (i) charges related to our restructuring and cost reduction initiative, (ii) gains related to the 2011 sale of our WaterSecure operations, and (iii) results of our discontinued PowerPackages business which we exited in 2011. For 2011, this refers to our GAAP diluted earnings per share, adjusted to exclude (i) gains and income related to our WaterSecure operations, (ii) the results of our discontinued PowerPackages business, and (iii) gains and income related to our discontinued Southern Flow business sold in 2011.

We believe providing non-GAAP measures which show our pro forma results with these items adjusted is valuable and useful as it allows our management and our board of directors to measure, monitor and evaluate our operating performance in 2011 and 2012, and in future periods with the same consistent financial context as the business was managed in those periods. Additionally, because these items were non-recurring, our non-GAAP pro forma measures are more comparable to our prior period and future period results.

We believe these non-GAAP measures also provide meaningful information to investors in terms of enhancing their understanding of our 2012 and 2011 operating performance and results, as they allow investors to more easily compare our financial performance on a consistent basis compared to the prior year periods. These non-GAAP measures also correspond with the way we expect investment analysts to evaluate and compare our results. These non-GAAP measures should be considered only as supplements to, and not as substitutes for or in isolation from, or superior to, our other measures of financial information prepared in accordance with GAAP, such as GAAP diluted E.P.S earnings per share.

The following table provides a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

A-1

PowerSecure International, Inc.

Non-GAAP Pro forma Measures

($000’s except per share data, some rounding throughout)

	Twelve Months Ended December 31, 2012			Twelve Months Ended December 31, 2011
	As Reported 2012	Restructuring and cost reduction charges, WaterSecure, and PowerPackages	Pro forma 2012	As Reported 2011	WaterSecure, Southern Flow and PowerPackages	Pro forma 2011
Revenue	162,039		162,039	130,015		130,015
Cost of sales	110,953		110,953	89,321		89,321

Gross Profit	51,086	0	51,086	40,694	0	40,694

Operating expenses
General and administrative	36,201		36,201	33,652		33,652
Selling, marketing, and service	5,560		5,560	4,651		4,651
Depreciation and amortization	4,780		4,780	3,423		3,423
Restructuring and cost reduction charges	2,675	(2,675)	0	0		0

Total operating expenses	49,216	(2,675)	46,541	41,726	0	41,726

Operating income (loss)	1,870	2,675	4,545	(1,032)	0	(1,032)
Other income (expense)
Gain on sale of unconsolidated affiliate	1,439	(1,439)	0	21,873	(21,873)	0
Equity income - unconsolidated affiliate	0		0	1,559	(1,559)	0
Management fees - unconsolidated affiliate	0		0	282	(282)	0
Interest income and other income	88		88	98		98
Interest expense	(449)		(449)	(575)		(575)

Income (loss) before income taxes	2,948	1,236	4,184	22,205	(23,714)	(1,509)
Income tax expense (benefit)	850	302	1,152	3,134	(3,347)	(213)

Net income (loss) from continuing operations	2,098	934	3,032	19,071	(20,367)	(1,296)
Discontinued operations - income (loss) from operations (net of tax)	78	(78)	0	(1,501)	1,501	0
Discontinued operations - gain on sale (net of tax)	0	0	0	5,634	(5,634)	0

Net income (loss)	2,176	856	3,032	23,204	(24,500)	(1,296)
Net income (loss) attributable to noncontrolling interest	902		902	846		846

Net income (loss) attributable to PowerSecure International, Inc.	3,078	856	3,934	24,050	(24,500)	(450)

Summary of Amounts Attributable to PowerSecure International, Inc. shareholders
Income (loss) from continuing operations (net of tax)	3,000	934	3,934	19,917	(20,367)	(450)
Income (loss) from discontinued operations (net of tax)	78	(78)	0	4,133	(4,133)	0
Net income (loss) attributable to PowerSecure International, Inc.	3,078	856	3,934	24,050	(24,500)	(450)

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Continuing Operations
Basic	0.16	0.05	0.21	1.05	(1.07)	(0.02)

Diluted	0.16	0.05	0.21	1.04	(1.06)	(0.02)

Discontinued Operations
Basic	0.00	0.00	0.00	0.22	(0.22)	0.00

Diluted	0.00	0.00	0.00	0.22	(0.22)	0.00

Net Income
Basic	0.16	0.05	0.21	1.27	(1.29)	(0.02)

Diluted	0.16	0.05	0.21	1.26	(1.28)	(0.02)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,681	18,681	18,681	18,877	18,877	18,877

Diluted	18,818	18,818	18,818	19,139	19,139	19,139

A-2

No Spacing;PowerSecure International, Inc.C123456789 IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINESACKPACK 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE Electronic Voting Instructions DESIGNATION (IF ANY) Available 24 hours a day, 7 days a week! ADD 1 ADD 2 Instead of mailing your proxy, you may choose one of the voting ADD 3 methods outlined below to vote your proxy. ADD 4 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.ADD 5 Proxies submitted by the Internet or telephone must be received by ADD 6 12:00 a.m., Central Time, on June 11, 2013. Vote by Internet Go to www.envisionreports.com/POWR Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Election of Directors — The Board of Directors recommends a vote FOR the nominee listed below. 1. To elect one Class I director to hold office for a term of three years. Class I Nominee - Term expires in 2016: + For Withhold 01 - Sidney Hinton B Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3. For Against Abstain For Against Abstain 2. To approve, on an advisory basis, the compensation of our 3. To ratify the appointment of Hein & Associates LLP as named executive officers. PowerSecure’s independent registered public accounting firm for the fiscal year ending December 31, 2013. 4. In their discretion, the proxies are authorized to take action and to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. C Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UP X 1621921 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 01MQYB

YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — PowerSecure International, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 11, 2013 The undersigned stockholder of PowerSecure International, Inc. hereby appoints Sidney Hinton and Christopher T. Hutter, or either of them, with full power and substitution, as proxy or proxies of the undersigned, to represent the undersigned, and to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares of PowerSecure that the undersigned is entitled to vote, at the 2013 Annual Meeting of Stockholders of PowerSecure International, Inc. called to be held on Tuesday, June 11, 2013, at 9:00 a.m. at the Carolina Inn, 211 Pittsboro Street, Chapel Hill, North Carolina 27516, and at any adjournments or postponements thereof, as indicated on the reverse. The shares represented by this proxy card when properly executed will be voted as specified. If no specification is made, the shares will be voted FOR Proposals 1, 2 and 3 and in accordance with the discretion of the proxies upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. All proxies previously given are hereby revoked. Receipt of the accompanying Proxy Statement is hereby acknowledged. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on June 11, 2013: The proxy statement and our 2012 Annual Report to Stockholders are available at www.envisionreports.com/POWR. (Proposals to be voted appear on reverse side).

PowerSecure International, Inc. IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Election of Directors — The Board of Directors recommends a vote FOR the nominee listed below. 1. To elect one Class I director to hold office for a term of three years. Class I Nominee - Term expires in 2016: + For Withhold 01 - Sidney Hinton B Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3. For Against Abstain For Against Abstain 2. To approve, on an advisory basis, the compensation of our 3. To ratify the appointment of Hein & Associates LLP as named executive officers. PowerSecure’s independent registered public accounting firm for the fiscal year ending December 31, 2013. 4. In their discretion, the proxies are authorized to take action and to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UP X 1621922 + 01MQZBq

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — PowerSecure International, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 11, 2013 The undersigned stockholder of PowerSecure International, Inc. hereby appoints Sidney Hinton and Christopher T. Hutter, or either of them, with full power and substitution, as proxy or proxies of the undersigned, to represent the undersigned, and to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares of PowerSecure that the undersigned is entitled to vote, at the 2013 Annual Meeting of Stockholders of PowerSecure International, Inc. called to be held on Tuesday, June 11, 2013, at 9:00 a.m. at the Carolina Inn, 211 Pittsboro Street, Chapel Hill, North Carolina 27516, and at any adjournments or postponements thereof, as indicated on the reverse. The shares represented by this proxy card when properly executed will be voted as specified. If no specification is made, the shares will be voted FOR Proposals 1, 2 and 3 and in accordance with the discretion of the proxies upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. All proxies previously given are hereby revoked. Receipt of the accompanying Proxy Statement is hereby acknowledged. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on June 11, 2013: The proxy statement and our 2012 Annual Report to Stockholders are available at www.edocumentview.com/POWR. (Proposals to be voted appear on reverse side).